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Notice of 2024
Virtual Annual Meeting of Stockholders
and Proxy Statement
Viavi Solutions Inc.
November 6, 2024, at 10:00 a.m. Mountain Time

1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286
(408) 404-3600
Fiscal Year 2024 (“FY24”) Virtual Annual Meeting of Stockholders and Proxy Statement

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

PLEASE REFER TO (I) THE INSTRUCTIONS OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, (II) THE SECTION ENTITLED GENERAL INFORMATION ABOUT THE ANNUAL MEETING BEGINNING ON PAGE 90 OF THIS PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 6, 2024: The Notice of
Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 29, 2024, are available free of charge at the following website: www.edocumentview.com/VIAV

GO GREEN!
REGISTER ELECTRONICALLY FOR STOCKHOLDER MATERIALS
Viavi Solutions Inc. is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules allowing companies to furnish this Proxy Statement and Annual Report over the internet to holders of our common stock. We believe that this e-proxy process, also known as “Notice and Access” will expedite the receipt of proxy materials by our stockholders, reduce our printing and mailing expenses and reduce the environmental impact of producing the materials required for our annual meeting of stockholders.
You should refer to the “General Information About the Annual Meeting” portion of the following Proxy Statement or contact our Investor Relations hotline at 408-404-6305 for assistance regarding instructions on how to register for and access our Proxy Statement and Annual Report online.

Dear Stockholders:
The independent directors of Viavi Solutions Inc. (“VIAVI”) and I are inviting you to attend VIAVI’s 2024 Annual Meeting of Stockholders, which will be held virtually on November 6, 2024, at 10:00 a.m. Mountain Time. As we approach the 2024 Annual Meeting, I would like to share with you some of our business and financial results from fiscal year 2024 (“FY24”) as well as some of our recent stockholder outreach efforts and environmental, social and governance (“ESG”) initiatives.

Business and Financial Results

During FY24, the business environment for VIAVI continued to be challenging, particularly in the North American service provider and enterprise customer markets. Field Instruments demand remained largely at the “maintenance” level due to the absence of major network build-outs and upgrades by Tier 1 service providers, particularly in North America. NE product demand continued to be impacted by sharply reduced research and development (R&D) and production capital expenditure spend by major wireless network equipment manufacturers (NEMs), who have reduced investment in response to significant cutbacks in 5G deployment by wireless operators.

We announced a restructuring plan in the fourth quarter of FY24 to better align our business with the current environment. We also further improved our balance sheet by retiring the 2024 senior convertible Notes upon maturity and repurchasing 2.3 million shares of our common stock for $20.0 million.

In FY25, we expect the conservative spend environment to persist for the remainder of calendar 2024 and a gradual demand recovery in the first half of calendar 2025. Our long-term focus remains on executing against our strategic priorities to drive revenue and earnings growth, capture market share and continue to optimize our capital structure. We remain positive on our long-term growth drivers and will continue to focus on executing our strategic priorities over the long-term.

Response to Investor Feedback
We recognize the importance of regular and transparent communication with our stockholders, and we aim to engage with our stockholders on a regular basis. In FY24, we reached out to stockholders representing approximately 40% of shares outstanding to see if they had any additional feedback. We will continue to seek out and consider stockholder feedback in the future as necessary.

Environmental, Social, and Governance Matters
In light of the challenging macroeconomic environment over the past year, we continued to focus on ensuring ongoing alignment of our ESG practices with our business strategy. The ESG Executive Steering Committee exercised oversight with respect to our ESG programs, investments and goals and worked to balance the near-term needs of the business and our ESG priorities. Our ESG Program Groups – Environmental, Social, Governance and Cybersecurity – continued to advance our ESG program by focusing on topics that are relevant to the business.

FY24 Virtual Annual Meeting
We have designed the virtual 2024 Annual Meeting to provide for the same rights and opportunities to participate as stockholders would have at an in-person meeting. Details regarding how to access the virtual meeting via the internet and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2024 Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, please vote as your vote is important.
Tor Braham, who has served on VIAVI’s Board since 2015, has expressed a desire not to be renominated, and was not renominated as a result. The Board is grateful to Mr. Braham for his dedication, many years of service, and contributions as a director of our Company.
On behalf of the Board of Directors, we would like to express our appreciation for your continued support of VIAVI.
Sincerely,
Oleg Khaykin
President and Chief Executive Officer
September 27, 2024

Richard E. Belluzzo
Chair of the Board
September 27, 2024

VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  i

NOTICE OF 2024 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 6, 2024
Virtual Meeting Logistics

Date	Time	Live Webcast

Wednesday, November 6, 2024	10:00 a.m., Mountain Time	https://meetnow.global/MQ4CXF5 Access begins at
9:30 a.m., Mountain Time
Items of Business
Stockholders will be asked to vote on the following matters at the 2024 Virtual Annual Meeting of Stockholders (the "2024 Annual Meeting") of VIAVI (also referred to as the “Company,” “we,” “our,” and “us”):

PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Management Proposals
Proposal 1. Election of Directors	Vote FOR each Director nominee	29

The Board of Directors (the "Board,” and each member a “Director”) believes that each of the Director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.

Proposal 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as VIAVI’s independent registered public accounting firm for fiscal year 2025	Vote FOR	40

The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as VIAVI’s independent auditors is in the best interests of VIAVI and its stockholders.

Proposal 3. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	Vote FOR	44
The Board believes that the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement for FY24 is well aligned with VIAVI’s performance and the interests of our stockholders.

VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  1

Notice of 2024 Annual Meeting
Stockholders will also consider any other business properly brought before the meeting or any adjournment or postponement thereof.
2  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.
Important Meeting Information

Record Date
Stockholders of record as of September 18, 2024 will be able to vote and participate in the 2024 Annual Meeting of Stockholders using the control number included on their Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompanied their proxy materials. Each share of common stock of the Company is entitled to one vote for each Director nominee and one vote for each of the other proposals.

Proxy Materials
Please note that we are providing proxy materials and access to our Proxy Statement to our stockholders via our website instead of mailing printed copies to each of our stockholders. By doing so, we save costs and reduce our impact on the environment.
Beginning on or about September 27, 2024, we will mail or otherwise make available to each of our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you attend the 2024 Annual Meeting virtually, you may withdraw your proxy and vote online during the 2024 Annual Meeting if you so choose.

Technical Issues
Contact 1-888-724-2416 (toll-free) or +1 781-575-2748 (international) or review the instructions on the virtual meeting website if you experience any technical difficulties or have trouble accessing the virtual meeting.

Asking Questions
During the meeting, questions can only be submitted in the question box provided at: https://meetnow.global/MQ4CXF5
Your Vote is Important
Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. please refer to (i) the instructions of the Notice of Internet Availability of Proxy Materials you received in the mail, (ii) the section entitled General Information About the Annual Meeting beginning on page 90. of this Proxy Statement, or
(iii) if you requested to receive printed proxy materials, your enclosed proxy card.
By Order of the Board of Directors,
Oleg Khaykin
President and Chief Executive Officer
Chandler, Arizona
September 27, 2024

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 6, 2024: The Notice of
Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 29, 2024, are available free of charge at the following website: www.edocumentview.com/VIAV

VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  3

VIAVI at a Glance
VIAVI at a Glance
Our Values
The following six VIAVI business values articulate the cultural identity for VIAVI and provide shared understanding of expectations across the Company.

Exhibit Business Acumen	Manage Complexity & Ambiguity	Take Informed Risks	Cultivate Innovation	Foster a Winning Culture	Drive Vision & Purpose
4  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance
Fiscal Year 2024 Financial Performance

Net Revenues down 9.6% year-over-year	GAAP Operating Margin down 530 basis points year-over-year to	Total Consolidated GAAP EPS decreased 209.1% year-over-year to
$1.0 Billion	2.1%	$(0.12)(1)(2)

Capital Returned to Stockholders in FY24	Non-GAAP Operating Margin down 410 basis points year-over-year to	Total Consolidated non-GAAP EPS down 40.0% year-over-year to
$20.0 Million	11.5%(2)	$0.33(2)
(1)Generally accepted accounting principals (“GAAP”) earnings per share (“EPS”) decreased in fiscal 2024 primarily due to the decrease in revenue and higher acquisition related charges.
(2)Appendix A includes a reconciliation of these non-generally accepted accounting practices (“non-GAAP”) financial measures to the most directly comparable GAAP financial measures.

VIAVI Solutions Inc.      |  FY 2024 Notice of Annual Meeting & Proxy Statement    |   5

VIAVI at a Glance
Compensation Discussion and Analysis Highlights
Compensation Policies and Practices
Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

What We Do		What We Don’t Do

Compensation Committee is comprised 100% of independent Directors	x	No employment agreements that provide for multi-year guarantees of salary increases, bonuses, or equity compensation without further Board or Compensation Committee approval.
Independent compensation consultant retained by the Compensation Committee	x	No repricing or repurchasing of underwater stock options without stockholder approval
Balance short- and long-term incentives, cash and equity and fixed and variable pay elements	x	No dividends or dividend equivalents on unearned awards
Performance-based awards comprising approximately 50% of the overall equity allocation to executive officers	x	No pledging or hedging of VIAVI securities
Require one-year minimum vesting for awards granted under the Amended and Restated 2003 Equity Incentive Plan, subject to certain exceptions	x	No “single trigger” change in control acceleration of vesting for equity awards
Maintain a clawback policy that applies to both cash incentives and equity awards	x	No excessive perquisites
Assess and mitigate compensation risk	x	No excessive cash severance payments or benefits
Solicit an annual advisory vote on executive compensation	x	No executive pension plans
Maintain stock ownership guidelines	x	No supplemental executive retirement plans
	x	No "golden parachute" tax gross-ups

6  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance

Incentive Program – Pay-for-Performance Highlights
As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, our NEOs are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices:
■Pay for Performance: Align executive compensation to the success of our business objectives and the VIAVI growth strategy.
■Competitiveness: Provide competitive compensation that attracts and retains top-performing executive officers.
■Outperformance: Motivate executive officers to achieve results that exceed our strategic plan targets.
■Stockholder Alignment: Align the interests of executive officers and stockholders through the managed use of long-term incentives.
■Balance: Set performance goals that reward an appropriate balance of short - and long-term results.
■Internal Pay Equity: Review of internal pay equity amongst executive officers.

2023 Say-On-Pay Vote Results (percentage for, based on votes cast)
96.8% of votes cast (for or against) were voted in favor of our executive compensation program at the Company’s annual meeting in 2023. Following the favorable say-on-pay vote outcome, we continued to follow through with the commitments that we made to our stockholders to align our compensation with best practices, which included adding a negative ESG modifier to the FY24 Executive Staff Variable Pay Plan for the CEO.

VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  7

VIAVI at a Glance

FY24 CEO Target Total Direct Compensation
55% performance-based and 91% at risk

FY24 Incentive Plan Results (CEO)

FY24 VPP Payout	MSUs Earned in FY24	FY24 Performance
$0 for H1 of FY24	FY2021 MSUs: 130.25% of 3rd tranche earned	67.1 percentile TSR ranking
	FY2022 MSUs: 119.50% of 2nd tranche earned	62.8 percentile TSR ranking
$0 for H2 of FY24	FY2023 MSUs: 57.33% of 1st tranche earned	42.2 percentile TSR ranking
8  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance
CEO Compensation and Performance Alignment
See page 50 of the CD&A for more information.
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  9

Corporate Governance
Corporate Governance
VIAVI believes that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. Continuing to develop and implement best practices throughout our corporate governance structure is a fundamental part of our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. We believe good corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in our business activities.
Corporate Governance Highlights
We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership and strategic deliberation, prudent management practices and transparency.
Highlights of our governance practices, among others, include:
Sound Governance Practices
■Annual Election of Directors
■Majority voting for Directors in uncontested elections
■Executive sessions of independent Directors
■Procedures for stockholders to communicate directly with the Board
■Stock ownership requirements for Directors and executives
■Annual advisory vote on executive compensation
■No pledging or hedging of VIAVI securities
■No multi-voting or non-voting stock
■Robust training and compliance programs, with 100% employee participation in our Code of Business Conduct Training
Independence and Board Composition
■Non-executive, independent Board Chair
■All committees are comprised of independent Directors.
■All members of the Audit Committee are Audit Committee Financial Experts.
■38% of the Board nominees are diverse individuals or women, with women serving key leadership positions on the Board.
Review and Oversight
■Annual Board, individual Director and Committee evaluations
■Risk oversight by Board and Committees, including with respect to cybersecurity
■Annual review of Committee charters and Corporate Governance Guidelines
■Audit Committee review of climate-related disclosures in statutory and regulatory filings.
■Compensation Committee oversight of human capital management
■Governance Committee oversight of the Company’s ESG matters
■ESG Executive Steering Committee responsible for oversight of the Company’s ESG program, policies, strategies, goals and initiatives
10  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Board Leadership
The Board has determined that it is in the best interest of the Company to maintain separate Board Chair and Chief Executive Officer positions. The Board believes that having an independent Director serve as Chair is the most appropriate leadership structure, as this enhances its independent oversight of management, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent Chair can more effectively lead the Board in objectively evaluating the performance of management, including the Chief Executive Officer, and guide it through appropriate Board governance processes. Richard Belluzzo serves as our independent Chair of the Board.
The duties of the Chair of the Board and Chief Executive Officer are set forth in the table below:

Chair of the Board	Chief Executive Officer

▪Sets the agenda of and presides over Board meetings
▪Contributes to Board governance and Board processes
▪Communicates with all Directors on key issues and concerns outside of Board meetings
▪Acts as the principal point of contact between management and the Board
▪Presides over meetings of stockholders

▪Sets strategic direction for the Company
▪Creates and implements the Company’s vision and mission
▪Leads the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

Director Independence
In accordance with applicable Nasdaq listing standards, the Board, on an annual basis, affirmatively determines the independence of each Director and nominee for election as a Director. The Board has determined that each of its non-employee Directors is an “independent director” as that term is defined by the applicable Nasdaq listing standards. The Board has also determined that each member of the Board’s standing committees is independent in accordance with applicable Nasdaq listing standards and SEC rules for the applicable committee.
In making the determination of the independence of our Directors, the Board considered whether there were any transactions between VIAVI and entities associated with our Directors or members of their immediate families, including transactions involving VIAVI and investments in companies in which our Directors or their affiliated, and determined there were none. Additionally, there are no family relationships among any of our executive officers and Directors.
8 of 9 Directors are Independent

Audit Committee	Independent
Compensation Committee	Independent
Corporate Development Committee	Independent
Governance Committee	Independent
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  11

Corporate Governance
Board Composition, Experience and Diversity

The Governance Committee regularly reviews the overall composition of the Board and its committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to VIAVI’s current and future global business and strategy.1
Composition of Director Nominees Reflects Alignment with Long-Term Strategy
Key Board Statistics:

7 out of 8 of our Director nominees are independent (88%).

38%	Demonstrated commitment to diversity: 3 of our 8 director nominees (38%) are diverse individuals or women. Additionally, 3 out of the 4 last Director nominees to the Board have been women.

VIAVI regularly reviews board committee leadership, succession, and diversity.	Ongoing board refreshment:2 members of our current board were appointed in the past 3 years.

The Board considers length of tenure when reviewing nominees in order to maintain overall balance of experience, continuity, and fresh perspective.

25%	37.5%	37.5%

0 – 5 YEARS	6 – 10 YEARS	10+ YEARS

66 (Average Age)
Our Director nominees also bring a diversity of age and experience. The average age of our Director nominees is 66. Additionally, as part of our approach to board refreshment we maintain a mandatory retirement age in our Corporate Governance Guidelines. Under our current guidelines, Directors who reach the age of 76 are required to retire at the next annual meeting of the Company’s stockholders.

(1)For the purpose of the above figures, this information relates to our Director nominees for the 2024 Annual Meeting and covers the 12-month period ending on September 27, 2024.
12  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Board Diversity Matrix
The table below summarizes certain self-identified demographic attributes of our current Directors, to the extent disclosed to us by such Directors, as of the date of this Proxy Statement.

Board Size:
Total Number of Directors	9

Gender:	Male	Female
Number of Directors based on gender identity	7	2

Number of Directors who identify in any of the categories below:
Asian	1

White	6	2
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  13

Corporate Governance
Risk Oversight

We take a comprehensive approach to risk management as we believe risk can arise in every decision and action taken by the Company, whether strategic or operational. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making. Our Board committees assist the Board in fulfilling its risk oversight responsibilities. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area.

THE BOARD
The Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Our Board regularly receives updates from management and outside advisors regarding material risks the Company faces, including operational, economic, financial, legal, regulatory, cybersecurity and information technology and ESG risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk to better understand our risk exposures and the steps that management may take to monitor and control these exposures. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board.

AUDIT COMMITTEE
The Audit Committee oversees significant risks and exposures, assesses the steps management has taken to minimize such risks to the Company and discusses policies with respect to risk assessment and risk management, and coordinates the Board’s oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures, as well as the Company’s cybersecurity and information technology risks, controls and procedures.

COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE
The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives and human capital management.

The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, corporate governance and ESG topics.

MANAGEMENT
Management is responsible for the day-to-day supervision of risk. The Company periodically conducts comprehensive enterprise risk assessment surveys covering key functional areas and business units. The results are reviewed and discussed by senior management and presented to the full Board. Senior management attends Board meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board.

14  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Information Security Oversight

Our Board considers risks from cybersecurity threats as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity and other information technology risks. As set forth in its charter, our Audit Committee, comprised fully of independent directors, is responsible for oversight of risk, including cybersecurity and information security risk. Our Audit Committee has established a Cybersecurity Steering Committee consisting of three independent directors, Laura Black (who serves as Chair of the Cybersecurity Steering Committee), Douglas Gilstrap and Joanne Solomon, as well as our Chief Information Officer (CIO), our Chief Information Security Officer (CISO) and other members of our management representing a variety of teams and functions including legal, finance, and internal audit. Members of our Cybersecurity Steering Committee have work experience managing cybersecurity and information security risks, an understanding of the cybersecurity threat landscape and/or knowledge of emerging privacy risks.

The purpose of the Cybersecurity Steering Committee is to oversee our compliance with reasonable and appropriate organizational, physical, administrative and technical measures designed to protect the confidentiality, integrity, availability, security and operations of our information technology systems, transactions, and data owned by us, by providing guidance and oversight of our information technology and cybersecurity program.

The Cybersecurity Steering Committee generally meets on a quarterly basis and receives reports from the CISO and CIO of our cybersecurity and information security risk management and strategies, covering topics such as data security posture, results from third-party assessments, progress towards key initiatives, our incident response plan, and cybersecurity threat risks, incidents and developments. The Cybersecurity Steering Committee generally delivers reports and updates to the Audit Committee once a quarter.

The Audit Committee or, at the Audit Committee’s instruction, the Cybersecurity Steering Committee regularly briefs the full Board on these matters, and the Board receives regular updates on the status of the information security program, including but not limited to relevant cyber threats, roadmap and key initiative updates, and the identification and management of information security risks. Our full Board reviews cybersecurity related opportunities as they relate to our business strategy, and cybersecurity-related matters are also factored into business continuity planning. We have protocols by which certain cybersecurity incidents are escalated within the Company and, where appropriate, reported to the Audit Committee.

For more information on cybersecurity risk management, strategy and governance, please see Item 1C. Cybersecurity in our Annual Report on Form 10-K for the fiscal year ended June 29, 2024.
Our Information Security Oversight Structure

Information Security Team	Cybersecurity Steering Committee	Audit Committee	The Board
Human Capital Management Oversight

The VIAVI culture is made up of the diverse contributions of our approximately 3,600 employees worldwide (as of June 29, 2024) representing more than 30 self-identified nationalities working across 30 countries. We seek to empower our employees to learn and develop their skills to accelerate their career and to attract best-in-class talent. The Compensation Committee oversees the development, implementation, and effectiveness of the Company’s practices, policies, and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, healthy and safety and diversity, equity and inclusion (“DEI”) practices. The Compensation Committee regularly discusses with and receives updates from management on the development and execution of our People Strategy, led by our CEO and the SVP of Human Resources, with support of the Executive Management Team. The VIAVI People Strategy articulates our talent priorities and provides the road map for the execution of human capital management in support of our business strategy.

VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  15

Corporate Governance
The Board and Its Committees
The Board has four standing committees: the Audit Committee, Compensation Committee, Corporate Development Committee, and Governance Committee. Our Audit, Compensation, Corporate Development, and Governance Committees operate pursuant to charters that have been approved by the Board, are reviewed at least annually and are available on our website at investor.viavisolutions.com/governance/committee- charters.
The table below indicates the composition of each of the committees of our Board (as of June 29, 2024):

DIRECTORS	Richard E. Belluzzo	Keith Barnes	Laura Black	Tor Braham	Donald Colvin	Douglas Gilstrap	Masood A. Jabbar	Oleg Khaykin	Joanne Solomon

AUDIT COMMITTEE
COMPENSATION COMMITTEE
CORPORATE DEVELOPMENT COMMITTEE
GOVERNANCE COMMITTEE

Chair of the Board	Committee Member	Committee Chairperson	Financial Expert
Board Meetings and Director Attendance
During FY24, the Board held 11 meetings. Each Director attended at least 75% of the aggregate of all meetings of the Board and any committees on which they served during FY24 after becoming a member of the Board or after being appointed to a particular committee.
The Company encourages, but does not require, its Board members to attend the 2024 Annual Meeting. All nine then-current Directors attended the 2023 Annual Meeting.

FY24 Average Board Meeting Attendance
97%
16  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Audit Committee

Responsibilities	Current Members

The primary responsibilities of the Audit Committee are to:
Donald Colvin (Chair)
Keith Barnes
Masood A. Jabbar
Joanne Solomon
Meetings:
8 meetings during FY24.
Attendance:
The average attendance of the Directors at Audit Committee meetings in FY24 was approximately 94%.
Independence:
The Board has determined that all members of the Audit Committee are “independent directors” as defined in the applicable Nasdaq listing standards and meet the heightened independence standards for audit committee members under SEC rules.
Financial Experts:
The Board has determined that Keith Barnes, Donald Colvin, Masood A. Jabbar and Joanne Solomon are “audit committee financial expert(s)” as defined by Item 407(d) of Regulation S-K of the Exchange Act.

▪Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor;
▪Review and pre-approve all audit services and permissible non-audit services to be performed by the Company’s independent auditor;
▪Review the Company’s quarterly and annual financial statements and earnings releases with management and the independent auditor;
▪Review and oversee the Company’s internal audit function;
▪Discuss with internal audit, the independent auditors and management personnel, the adequacy and effectiveness of the disclosure controls and internal controls of the Company;
▪Review and discuss reports from the independent auditors or the internal audit function regarding the Company’s auditing, accounting and financial reporting processes;
▪Review related party transactions;
▪Review and monitor the Company’s cybersecurity and other information technology risks, controls and procedures; and
▪Review climate-related disclosures in statutory and regulatory filings.

VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  17

Corporate Governance
Compensation Committee

Responsibilities	Current Members

The primary responsibilities of the Compensation Committee are to:
Keith Barnes (Chair)
Richard E. Belluzzo
Douglas Gilstrap
Meetings:
5 meetings during FY24.
Attendance:
The average attendance of the Directors at Compensation Committee meetings in FY24 was 100%.
Independence:
The Board has determined that all members of the Compensation Committee are “independent directors” as defined in the applicable Nasdaq listing standards, including the heightened independence standards applicable to compensation committee members.

▪Oversee the Company’s overall compensation policies, structure and programs (including with respect to wages, salaries, cash incentives, equity plans, employee benefit plans and other benefits) for its employees and officers;

▪Annually review and approve the compensation policies applicable to the Company’s executive officers (including the Company’s named executive officers), including the relationship of the Company’s achievement of its goals and objectives to executive compensation;
▪Annually review and recommend to the Board for approval of corporate goals and objectives relevant to the compensation of the CEO, and at least annually evaluate the performance of the CEO in light of these goals and objectives;
▪Review matters related to succession planning and executive development for executive officers;
▪Oversee the implementation and administration of the Company’s equity incentive, stock option and stock purchase plans;
▪Review the results of the stockholder advisory vote regarding the Company’s executive compensation (the “Say on Pay Vote”) and make appropriate recommendations to the Board; and
▪Oversee the development, implementation and effectiveness of the Company’s practices, policies and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and diversity, equity and inclusion practices.

Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the CD&A section below.

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Corporate Governance
Corporate Development Committee

Responsibilities	Current Members

The primary responsibilities of the Corporate Development Committee are to:
▪Review all strategic transactions for which Board or Corporate Development Committee approval is required and make appropriate recommendations to the Board with respect to any strategic transaction for which Board approval is required;
▪Approve any strategic transaction for which approval of the Corporate Development Committee is required and report such approval to the Board; and
▪Assist management in developing effective and complete disclosures to the Board and the Corporate Development Committee of appropriate business, financial, technical and other information sufficient to enable a fully informed review and evaluation of proposed strategic transactions.

Laura Black (Chair)
Masood A. Jabbar
Tor Braham
Donald Colvin
Meetings:
4 meetings during FY24.
Attendance:
The average attendance of the Directors at Corporate Development Committee meetings in FY24 was 100%.
Independence:
The Board has determined that all members of the Corporate Development Committee are “independent directors” as defined in the applicable Nasdaq listing standards.

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Corporate Governance
Governance Committee

Responsibilities	Current Members

The primary responsibilities of the Governance Committee are to:
Richard E. Belluzzo (Chair)
Keith Barnes
Laura Black
Meetings:
4 meetings during FY24.
Attendance:
The average attendance of the Directors at Governance Committee meetings in FY24 was 100%.
Independence:
The Board has determined that all members of the Governance Committee are “independent directors” as defined in the applicable Nasdaq listing standards.

▪Develop, and annually update, a long-term plan for Board composition that takes into consideration the current strengths, weaknesses, skills and experience on the Board, anticipated retirement dates and the strategic direction of the Company;
▪Develop recommendations regarding the essential and desired skills and experience for potential Directors, taking into consideration the Board’s short and long-term needs;
▪Recommend to the Board nominees for election as members of the Board (in performing this function, the Board has authorized and appointed the Governance Committee to serve as the Company’s Nominating Committee);
▪Review, monitor and make recommendations regarding the orientation and ongoing performance and development of Directors, and develop, recommend and oversee continuing education programs for Directors as and when deemed appropriate;
▪Recommend appropriate Board, committee and individual Director evaluation programs to the Board and oversee the implementation and administration of such programs once approved by the Board;
▪Monitor and evaluate professional, employment and other changes affecting Directors to ensure compliance with Board guidelines and the Company’s Code of Business Conduct;
▪Review and evaluate the Company’s programs, policies and practices relating to ESG and related disclosures; and
▪Review and monitor key public policy trends, issues, regulatory matters and other concerns that may affect the Company’s business, strategies, operations, performance or reputation.

20  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Director Evaluations
Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness, and the Board believes that the effectiveness of its Directors and committees is critical to the Company’s success and to the protection of long-term stockholder value. Every year, the Board conducts a formal evaluation of each committee, individual Directors, and the Board as a whole. Our process is designed to gauge understandings of and effectiveness in board composition and conduct; meeting structure and materials; committee composition; strategic planning and oversight; succession planning; culture and diversity; and other relevant topics, such as crisis management and ESG-related perspectives and skills.
The process involves the Governance Committee, working with the Board Chair, designing this year’s evaluation process, which includes three components: (1) written questionnaires, (2) individual Board Chair interviews with certain Directors, and (3) group discussions. When designing the evaluation process and questions, the Board considers the current dynamics of the boardroom, the Company, and our industries, the format of previous annual evaluations, and issues that are at the forefront of our investors’ minds.

Questionnaires
Directors reviewed a custom questionnaire, meant to gauge understandings of and effectiveness in Board and committee composition and conduct, and individual Director performance, and to identify suggested ways to implement best practices in FY25.

Individual Interviews
Directors participated in individual outside legal counsel and Board Chair interviews, which responded to questions for each of their committee assignments and identified Committee strengths and accomplishments in FY24 together with recommended changes in committee practices for FY25.

Group Discussions
In addition to reviewing questionnaires and individual Director interviews, the annual Board, committee, and Director evaluation included group discussions among certain Directors regarding the evaluation process.

Review & Report of Results
The findings of the annual Board, committee and Director evaluation process were managed by outside legal counsel and reviewed by the Corporate Legal Team to protect the anonymity and the integrity of the evaluation process, with the findings presented to the Governance Committee.

Discussion of Results
The Chair of the Governance Committee presented the results of the annual Board, committee, and Director assessment to the Board, and the Directors discussed the results and identified any appropriate follow-up actions.

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Corporate Governance

Actions Taken in Response	In FY24, these assessments led to refinements to our Board and Board committee agendas and meeting structure, and the streamlining of materials.

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Corporate Governance
Director Selection and Nomination Process
In reviewing potential candidates for the Board, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement Director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. Directors should be highly accomplished in their respective field, with superior credentials and recognition. In selecting Director nominees, the Committee generally seeks active and former leaders of major complex organizations, including scientific, government, educational and other non-profit institutions.
The Governance Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.
It is also the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives.
A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

The Governance Committee regularly evaluated the needs of the Board in terms of areas relevant to the Company’s long-term business and strategic objectives as well as considerations regarding diversity, individual and director qualifications, attributes, skills and experience.

Director nominees are identified with input from directors, search firms, stockholders, and/or members of management.

The Governance Committee evaluates Director nominee qualifications, reviews for potential conflicts, instances of over boarding and independence, and interviews candidates and recommend nominees to the Board.

The Board evaluates Director nominees, discusses impacts on the Board, and selects Director nominees for considerations at our annual meetings.

Our stockholders vote on Director nominees at our annual meetings.
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Corporate Governance
Stockholder Recommendations for Board Candidates
The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for Director positions may do so by providing a timely notice in writing to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286, providing the proposed candidate’s curriculum vitae and other information specified in the Company’s Bylaws, which can be found at
www.viavisolutions.com. There are no differences in the manner in which the Governance Committee evaluates nominees for Director based on whether the nominee is recommended by a stockholder. For information about how stockholders can nominate candidates for Director positions, please see “General Information About the Annual Meeting” below.

Board Succession, Refreshment and Diversity

Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden and diversify the views and experience represented on the Board. The Board seeks the most qualified candidates and focuses on a diverse composition, including diversity of perspectives, skills, backgrounds, experience and other characteristics such as gender and race. The Board continues to develop plans for Board succession and to closely monitor board composition relative to succession planning, including taking into account years of service, managing retirements and building upon the skill sets of our newer Board members.

The Board has also developed a skill set matrix that more concretely identifies valuable skills of current board members and assists the board with recruiting candidates with skill sets that complement the board’s effectiveness and continues to evolve with the Company’s strategy and needs. One-fourth of our Board nominees has been a new nominee in the last six years. The Board is also committed to actively including qualified women and diverse individuals in the pool of potential Board nominees. Three of our last four new Director nominees have been women.

Majority Voting and Director Resignation and Retirement Policy

Our Bylaws provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. Revise sentence to "All our Director nominees have agreed to tender their resignation if they do not receive the required majority in accordance with the Bylaws. Further, in accordance with our Corporate Governance Guidelines, our Director nominees have agreed to tender their resignation in other circumstances, including in connection with a change in employment or other circumstances that adversely affect their capacity to serve as a member of the Board, or in the case of non-employee Directors may affect their independence. Additionally, the Corporate Governance Guidelines provide that Directors who reach the age of 76 shall retire at the next annual meeting of the Company’s stockholders.

Director Onboarding and Continuing Education

The Company offers an orientation program to new Directors, which includes presentations providing an overview of the Company’s business strategies, financial and accounting systems, risk management and internal
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Corporate Governance
controls, Code of Business Conduct and compliance programs, and internal and independent auditors. This orientation includes introductions to senior management and, where practicable, visits to Company facilities. Directors are also expected to complete continuing education programs

Communication between Stockholders and Directors
Stockholders may communicate with the Company’s Board through the Secretary by sending an email to bod@viavisolutions.com, or by writing to the following address: Chair of the Board, c/o Company Secretary, Viavi Solutions Inc., 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286. The Company’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Code of Ethics
The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its Directors, officers and other employees. The Audit Committee is responsible for oversight of the ethics programs as established by management and the Board. The Audit Committee also maintains oversight of approvals and waivers to the Code of Business Conduct. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at https://www.viavisolutions.com/en-us/literature/code-business-conduct-en.pdf.

Insider Trading Policy

We have adopted policies and procedures governing the purchase, sale, and other dispositions of our securities by all Directors, employees (including executive officers), contractors, and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties, as well as by VIAVI itself (such policies and procedures, our “Insider Trading Policy”). We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.

Our Insider Trading Policy prohibits covered persons from trading in Company securities while in possession of material, non-public information about the Company, among other things. Directors and Section 16 officers must also pre-clear their transactions in Company securities and, along with other insiders, are subject to certain blackout periods. Our Insider Trading Policy includes trading plan guidelines and procedures for directors, Section 16 officers and other covered persons who choose to adopt a trading plan pursuant to Exchange Act Rule 10b5-1 as an exemption to the trading restrictions in our Insider Trading Policy.

The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to our Insider Trading Policy, a copy of which is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2024. For more information on our Insider Trading Policy, please see page 66 under Other Important Compensation Practices in the CD&A section.

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Corporate Governance
Management Succession Planning
Our Board believes that effective management of succession planning, particularly for our executive officers, has played an important role in the past successful transitions of executive officers and is important for the continued advancement of VIAVI. Pursuant to our Compensation Committee Charter, the Compensation Committee will at least annually review succession, retention and management development plans for our CEO and the company’s other executive officers, and report to the Board on these matters. The criteria used to assess potential candidates are formulated based on the Company’s strategic priorities, and include having the ability to perform and transform, and build talent and culture, and having a growth mindset and breadth of perspective. The Compensation Committee is responsible for follow-up actions with respect to succession planning, as may be delegated by our Board from time to time.
Further, in FY23, our CEO attained Executive Leadership Development and Succession plan goals that are tied to his compensation as discussed in more detail in the CD&A. On at least an annual basis, our CEO will make detailed presentations to our Board on executive officer plans and individual development plans for identified successors.
26  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Stockholder Engagement and Outreach
We recognize the importance of regular and transparent communication with our stockholders. Each year, we engage with our stockholders including our top institutional investors, and after last year’s Say-on-Pay vote, VIAVI continued its outreach and engagement efforts to ensure that stockholders had an opportunity to provide feedback on the Company’s executive compensation program, corporate governance practices and ESG initiatives as well as any other topics of concern.
In fiscal year 2024, we reached out to stockholders representing approximately 40% of our outstanding shares, and we will continue to seek out and consider stockholder feedback in the future.
Our Stockholder Engagement Program
Stockholder engagement is essential to our ongoing review of our corporate governance, ESG, and executive compensation programs and practices. Executive management, Investor Relations, Human Resources and the Corporate Secretary engage with stockholders from time to time to understand their perspectives on a variety of corporate governance matters, including executive compensation, corporate governance policies and sustainability practices.
In addition to one-on-one engagements, we communicate with stockholders through a number of routine forums, including:
■Quarterly earnings presentations;
■SEC filings;
■The Annual Report and Proxy Statement;
■The annual stockholders meeting; and
■Investor meetings, conferences and web communications.
We relay stockholder feedback and trends on corporate governance, ESG and executive compensation developments to our Board and its standing Committees and work with them to enhance our practices and improve our disclosures.
Stockholder Engagement Outcomes in FY24
As part of our stockholder engagement efforts over the last year, we heard from stockholders on key corporate governance, executive compensation, and sustainability- related matters.
As a result of our engagement efforts, including our engagement efforts in fiscal year 2022, we have adopted an ESG negative modifier to our executive compensation program for FY24. For a description of the ESG negative modifier, please see page 56 under Financial Metrics in the CD&A section.
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Corporate Governance
Environmental, Social, and Governance Matters

While VIAVI has experienced a challenging macroeconomic environment over the past two years, our approach to sustainability has remained consistent, while navigating increasing stringent global environmental and regulatory standards. We are focused on helping our customers succeed, creating a more inclusive workforce, and making our business more sustainable. Our ESG Executive Steering Committee continues to focus on ensuring ongoing alignment of our ESG practices with our business strategy. The ESG Executive Steering Committee exercises oversight with respect to our ESG programs, investments and goals and works to balance the near-term needs of the business and our ESG priorities. The ESG Executive Steering Committee has established four ESG Program Groups – Environmental, Social, Governance and Cybersecurity – to advance our ESG program by focusing on topics that are relevant to the business.
For more information regarding our ESG initiatives, progress to date and related matters, please visit the "Environment, Social, and Governance" section of our corporate website, which can be found at https://www.viavisolutions.com/en-us/corporate/about-us/environment-social-and-governance.
Board, Committee and Management Oversight of ESG
Our Board and its committees play important roles in overseeing ESG matters.

THE BOARD

Our Board is responsible for oversight of key ESG risks and opportunities as well as alignment of ESG with our business strategy.

GOVERNANCE COMMITTEE

Review and evaluate the Company’s programs, policies, and practices relating to ESG and related disclosures.
Review and monitor key public policy trends, issues, regulatory matters, and other concerns that may affect the Company’s business, strategies, operations, performance, or reputation.
Nominate Director candidates with diverse backgrounds and capabilities to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers, and suppliers), while emphasizing core excellence in areas pertinent to our long-term business and strategic objectives.

COMPENSATION COMMITTEE	AUDIT COMMITTEE
Oversee the development, implementation, and effectiveness of the Company’s practices, policies, and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and DEI practices.
Oversee significant risks or exposures, assess the steps management has taken to minimize such risks to the Company and discuss policies with respect to risk assessment and risk management, including with respect to cybersecurity and other information technology risks. Review climate-related disclosures in statutory and regulatory filings.

ESG EXECUTIVE STEERING COMMITTEE
Our senior executive-level ESG Executive Steering Committee is responsible for senior management-level oversight of our ESG programs, investments and goals, measuring progress against our ESG goals, aligning ESG practices with our overall business strategy and providing guidance to the ESG Program Committee. The members of the ESG Program Committee represent a variety of teams and functions, including legal, investor relations, human resources, environmental, health and safety, product compliance, supply chain, finance and marketing.

28  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Proposal 1	Election of Directors
Our Board currently consists of 9 directors, 8 of whom are nominated and standing for election at the 2024 Annual Meeting. Tor Braham has expressed a preference not to be renominated. Mr. Braham intends to serve on the Board through the date of the 2024 Annual Meeting and, effective as of the end of his term as a director at the opening of the polls at the 2024 Annual Meeting, our authorized number of directors will be reduced to eight. The Board is grateful to Mr. Braham for his dedication, service, and contributions as a director of our Company.

We are asking our stockholder to vote “FOR” eight nominees for election as Directors, each to serve on our Board for a one-year term until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or, if earlier, the Director’s resignation, removal, or death. All eight of the nominees were previously elected by stockholders at the 2023 Annual Meeting of Stockholders. The Board believes that each of the nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.
Our Director Nominees

					Committees

Nominee	Age	Occupation	Director Since	Independent	Audit	Compensation	Corporate Development	Governance
Richard E. Belluzzo (Board Chair)	70	US Venture Partner of Innogest SGR SpA	February 2005	Yes
Keith Barnes	73	Former Chief Executive Officer and Chair of the Board of Verigy Ltd.	October 2011	Yes
Laura Black	63	Managing Director of Needham & Company, LLC	February 2018	Yes
Donald Colvin	71	Former Interim Chief Financial Officer of Isola Group Ltd.	October 2015	Yes
Douglas Gilstrap	61	Former Senior Industrial Advisor and Venture Partner at EQT and TCV	November 2022	Yes
Masood A. Jabbar	74	Former Chief Executive Officer of XDS Inc.	March 2006	Yes
Oleg Khaykin	59	Chief Executive Officer of Viavi Solutions Inc.	February 2016	No
Joanne Solomon	58	Former Chief Financial Officer of Maxeon Solar Technologies	February 2022	Yes
		Committee Member			Committee Chair
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  29

Proposal 1
Considerations in Director Selection
The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Governance Committee selects nominees from a broad base of potential candidates. The Governance Committee’s charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc.
It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives.
The Board believes that it is necessary for each of the Company’s Directors to possess many qualities and skills. When searching for new candidates, the Governance Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Governance Committee also seeks people who are accomplished in their respective field and have superior credentials.
In addition, in selecting nominees, the Governance Committee seeks individuals who can work effectively together to further the interests of the Company, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.
30  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Proposal 1
Qualifications, Attributes, Skills and Experience
The table below summarizes the key qualifications, skills, attributes and experience that the Board believes are most relevant to its decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. The absence of a mark does not mean the Director does not possess that qualification, skill, attribute or experience.

Qualifications, Expertise and Attributes	Richard E. Belluzzo	Keith Barnes	Laura Black	Donald Colvin	Douglas Gilstrap	Masood A. Jabbar	Oleg Khaykin	Joanne Solomon
LEADERSHIP AND EXECUTIVE EXPERIENCE
GLOBAL BUSINESS PERSPECTIVE
INDUSTRY KNOWLEDGE
INSTITUTIONAL KNOWLEDGE
HUMAN CAPITAL MANAGEMENT
FINANCIAL/ AUDIT
CYBERSECURITY/ PRIVACY/RISK
STRATEGIC TRANSACTIONS/M&A
SALES AND MARKETING
TECHNOLOGY
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Proposal 1

Director Nominee Skills
The qualifications, attributes, skills, and experience of our nominees and Directors were assessed using the following definitions:

DIRECTOR NOMINEE SKILLS

LEADERSHIP AND EXECUTIVE EXPERIENCE	Oversaw the execution of important strategic, operational and policy issues while serving in an executive or senior leadership role at a public company. Previous Board experience at a public company.
GLOBAL BUSINESS PERSPECTIVE	Experience cultivating and sustaining business relationships internationally and overseeing multinational operations. Breadth of experience, including geographic/regional experience (e.g., head of company in region or large country).
INDUSTRY KNOWLEDGE	Significant knowledge of our industry, technology, and products. First-hand knowledge of customer base.
INSTITUTIONAL KNOWLEDGE	Significant knowledge of our business strategy, operations, key performance indicators and competitive environment.
HUMAN CAPITAL MANAGEMENT	Experience recruiting, managing, developing and optimizing a company's human resources to maximize its business value.
FINANCIAL/ AUDIT	Knowledge of financial markets, financing operations, complex financial management and accounting and financial reporting processes
CYBERSECURITY/ PRIVACY/RISK	Experience managing cybersecurity and information security risks; understanding of cybersecurity threat landscape; knowledge of emerging privacy risks.
STRATEGIC TRANSACTIONS/M&A	A history of leading growth through acquisitions, other business combinations and strategic partnership transactions.
SALES AND MARKETING	Experience in sales management, marketing campaign management, advertising or public relations.
TECHNOLOGY	A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and extend or create new business models. An engineering background and/or previous leadership at a technology company.
32  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Nominee Biographies
Certain individual qualifications and skills of our Directors that contribute to the Board’s effectiveness as a whole are described below. Biographical information is as of the date of this Proxy Statement.
Richard E. Belluzzo
Age 70
Director Since: February 2005
Chair of the Board Since: November 2012
Experience:
Mr. Belluzzo served as interim Chief Executive Officer of VIAVI from August 2015 through February 2016. Mr. Belluzzo has served as US Partner of Innogest SGR SpA, a European Venture Fund since February 2015. From April 2011 to August 2012, he served as Executive Chair of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chair and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation. Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s Group Vice President of the Personal Services and Devices Group and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. Before Silicon Graphics, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo previously served on the boards of Quantum Corporation and PMC-Sierra, and previously served as the Chair of the Board of Directors, a member of the Governance and Nominating Committee, and Chair of the Compensation Committee of InfoBlox.

Qualifications:
Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board as its independent Chair and to its Compensation and Governance Committee.
Keith Barnes
Age 73
Director Since: October 2011
Experience:
Mr. Barnes served as Chief Executive Officer of Verigy Ltd, a semiconductor automatic test equipment company, from 2006 through 2010 and as Chair of the Board of Verigy from 2008 through 2011. Prior to that, he was Chair and Chief Executive Officer of Electroglas, Inc from 2003 through 2006 and Chair and Chief Executive Officer of Integrated Measurement Systems, Inc. from 1995 through 2001. Mr. Barnes is currently a member of the Board of Directors, Chair of the Compensation Committee, and member of the Governance and Nominating Committee of Knowles Corporation. Within the past five years, Mr. Barnes also served on the Board of Director of Rogers Corporation.

Other Current Public Company Boards:
Knowles Corporation

Public Company Boards in Last Five Years:
Rogers Corporation

Qualifications:
Mr. Barnes’ extensive management experience as Chief Executive Officer of several technology companies, test and measurement industry background, and international sales and marketing knowledge, along with his experience as a board member for several public technology companies, provide important perspective and expertise as a Director and Chair of the Compensation Committee and a member of the Audit and Governance Committee.
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Proposal 1
Director Nominee Biographies
Laura Black
Age 63
Director Since: February 2018
Experience:
Ms. Black has served as a Managing Director of Needham & Company, LLC, a full-service investment banking firm since 1999. At Needham, she has raised public and private equity capital for numerous technology companies and served as strategic financial advisor on multiple mergers and acquisitions transactions. From July 1995 to February 1999, she served as a Managing Director of Corporate Finance at Black & Company, a regional investment bank subsequently acquired by Wells Fargo Van Kasper. From July 1993 to June 1995, Ms. Black served as a Director for TRW Avionics & Surveillance Group where she evaluated acquisition candidates, managed direct investments and raised venture capital to back spin- off companies. From August 1983 to August 1992, she worked at TRW as an electrical engineer designing spread spectrum communication systems. Ms. Black is currently a member of the Board of Directors, Chair of the Nominating and Governance Committee and member of the Audit Committee of Ichor Holdings, Ltd. Ms. Black is also currently a member of the Board of Directors and Interim Chair of the Audit Committee of Sakuu Corporation. Within the last five years, Ms. Black also served as a member of the Board of Directors and Chair of the Audit Committee of Super Micro Computer, Inc.
Other Current Public Company Boards:
Ichor Holdings, Ltd.

Public Company Boards in Last Five Years:
Super Micro Computer, Inc.

Qualifications:
Ms. Black’s investment banking background and substantial experience with mergers and acquisitions and technology- focused firms as well as her experience as a public company audit committee chair, bring important perspective and expertise to the Board and its Corporate Development Committee and assist the Board in evaluating strategic opportunities.
Donald Colvin
Age 71
Director Since: October 2015
Experience:
Mr. Colvin was the Interim Chief Financial Officer of Isola Group Ltd. from June 2015 to July 2016. Mr. Colvin previously served as Chief Financial Officer of Caesars Entertainment Corporation from November 2012 to January 2015 and before that was Executive Vice President and Chief Financial Officer of ON Semiconductor Corp. from April 2003 to October 2012. Prior to joining ON Semiconductor, he held a number of financial leadership positions, including Vice President of Finance and Chief Financial Officer of Atmel Corporation, Chief Financial Officer of European Silicon Structures as well as several financial roles at Motorola Inc. Mr. Colvin is Chairman of the Board of Directors of Maxeon Solar Technologies and member of the Audit Committee and Chair of the Compensation Committee. Mr. Colvin also serves as a member of the Board of Directors and Chair of the Audit Committee of Agilysys, Inc. and was previously a Director of Applied Micro Circuits Corp.

Other Current Public Company Boards:
Maxeon Solar Technologies
Agilysys, Inc.
Qualifications:
Mr. Colvin’s financial expertise and service on several public company boards of Directors provide valuable perspective on the Company’s operations and opportunities and provide valuable perspective and expertise as a Director and Chair of the Audit Committee and member of the Corporate Development Committee.
34  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Nominee Biographies
Douglas Gilstrap
Age 61
Director Since: November 2022
Experience:
Mr. Gilstrap has worked in the technology and telecommunication sector for 25 plus years. He is still active on private equity boards. He is also an active venture capital investor. Mr. Gilstrap focuses on growth related investments in the technology infrastructure area for enterprise and service provider markets. From 2014 to 2022, Mr. Gilstrap served as Senior Industrial Advisor and Venture Partner at EQT and TCV. From 2009 to 2014, Mr. Gilstrap served as global Chief Strategy Officer at Ericsson. From 2003 to 2006 he was Head of Strategy at Cable and Wireless. Prior to that, from 2000 to 2003 he served as CEO of Radianz, a global financial enterprise data network. Before that, from 1995 to 2000 he was COO of Equant Networks, a public global data network services company. Radianz and Equant are now divisions of BT and Orange, respectively. Mr. Gilstrap started his career as a CPA for Arthur Andersen in 1985.
Qualifications:
Mr. Gilstrap has had chairman and board roles as well as global C-level, finance, strategy, sales and transactional background in telecommunication and technology companies. He has extensive IPO and public equity experience with companies based in France, US, Netherlands, UK and Sweden. He is currently a Chairman and/or Board director for various telecommunication PE backed technology companies with companies valued greater than $10B. His global technology and telecommunication experience allows him to contribute to the board from a market and strategy perspective.
Masood A. Jabbar
Age 74
Director Since: March 2006
Experience:
Mr. Jabbar served as Lead Independent Director from November 2015 to February 2016. Mr. Jabbar was Chief Executive Officer of XDS Inc. from 2004 to 2006. Prior to that, he worked at Sun Microsystems Inc. (“Sun”) from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Mr. Jabbar is a member of the Board of Directors, and Chair of the Board of Directors of Trice Imaging, Inc.
Qualifications:
Mr. Jabbar brings significant mergers and acquisitions, global sales and marketing and operational expertise gained from his experience in executive roles at Sun Microsystems, Inc. In addition, Mr. Jabbar’s experiences at Xerox and IBM and as a senior executive of Sun Microsystems provide the Board with valuable accounting and financial reporting expertise particularly relevant to his service on the Company’s Audit Committee. Finally, Mr. Jabbar’s service on the boards of several other technology companies provides him with valuable perspective as a Director and Chair of the Company’s Corporate Development Committee and as a member of the Audit Committee.
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  35

Proposal 1
Director Nominee Biographies
Oleg Khaykin
Age 59
Director Since: February 2016
Experience:
Mr. Khaykin joined VIAVI in February 2016 as President and Chief Executive Officer. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, he was President and Chief Executive Officer of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola, Inc. Mr. Khaykin is currently a member of the Board of Directors of Avnet, Inc. where Mr. Khaykin serves on the Audit Committee and chairs the Finance Committee. Within the past five years, Mr. Khaykin also served as a member of the Board of Directors, a member of the Executive Compensation Committee and Chair of the Nominating and Governance Committee of Marvell Technology Group.

Other Current Public Company Boards:
Avnet, Inc.

Public Company Boards in Last Five Years:
Marvell Technology Group
Qualifications:
Mr. Khaykin’s hands on experience leading the Company provides him with day-to-day knowledge of the Company’s operations. Additionally, Mr. Khaykin’s extensive operational and strategic experience at other technology companies adds substantial value to the Board and the Company.
Joanne Solomon
Age: 58
Director Since: February 2022
Experience:
Joanne Solomon served as Chief Financial Officer of Maxeon Solar Technologies Ltd. from January 2020 to March 2021. From July 2017 to September 2019, she served as Chief Financial Officer at Katerra Inc. In June 2021, Katerra Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Prior to that, she worked for sixteen years at Amkor Technology, Inc., one of the world's largest providers of semiconductor packaging and test services, in various roles including CFO. Solomon began her career at Price Waterhouse.
Qualifications:
Ms. Solomon's financial expertise and service provide valuable perspective to the Board and as a member of the Audit Committee. She brings extensive leadership experience and deep technology industry knowledge. Ms. Solomon earned a Bachelor of Science in Business Accounting from Drexel University and a Master of Business Administration in International Management from Thunderbird School of Global Management.
36  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Compensation
Director Compensation Highlights
▪Emphasis on equity in the overall compensation mix.
▪Equity grants under a fixed-value annual grant policy which vest on the earlier of the one year anniversary of the grant date or the next annual meeting of stockholders.
▪No performance-based equity awards.
▪Stock ownership guidelines set at three times the annual retainer to support stockholder alignment.
▪Policies prohibiting hedging, pledging and insider trading by our Directors.
▪No per-meeting fees.
▪An annual limit on total Director compensation.
Purpose
Our Director compensation program is designed to attract and retain highly qualified non-employee Directors and to address the time, effort, expertise, and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non- employee Directors should consist of both cash to compensate members for their services on the Board and its committees, and equity to align the interest of Directors and stockholders.
Process for Determining Non- Employee Director Compensation
Decisions regarding our non-employee Director compensation program are approved by the full Board based on recommendations by the Compensation Committee. In making such recommendations, the Compensation Committee takes into consideration the Director compensation practices of peer companies, the current and expected level of service of Directors, and whether such recommendations align with the interests of our stockholders. Like the compensation of our executive officers, the Compensation Committee reviews the total compensation of our non-employee Directors and each element of our Director compensation program annually. At the direction of the Compensation Committee, Compensia, the Compensation Committee’s independent consultant, annually analyzes the competitive position of the Company’s Director compensation program against the peer group used for executive compensation purposes.
Changes to Non-Employee Director Compensation for FY24
In August 2023, Compensia reviewed the competitive position of the compensation for non-employee directors and did not recommend making any changes given the Company’s competitive positioning relative to its peers. As a result, our director compensation program remained unchanged for fiscal year 2024.
Director Compensation Governance
Our stockholder-approved Amended and Restated 2003 Equity Incentive Plan provides that the aggregate value of all compensation paid or granted, as applicable, to any non-employee Director with respect to any fiscal year, including awards granted under the Amended 2003 Plan and cash fees paid by us to such non-employee Director, will not exceed $1,000,000 in total value.
Our non-employee Directors are subject to Director stock ownership guidelines and prohibitions on hedging, pledging and insider trading. Please see our Compensation Discussion and Analysis below for more information. As of September 18, 2024, our Directors have either satisfied their stock ownership requirement or have time to satisfy the requirement.
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  37

Proposal 1
FY24 Director Compensation Program
Our FY24 non-employee Director compensation is described in its entirety in the table below:

Compensation Element for Role	Board Compensation
General Board Service – Cash
Annual Retainer	$70,000, paid in quarterly installments
General Board Service – Equity
Annual RSU Grant	Grant Value of $210,000; made under the Amended and Restated 2003 Equity Incentive Plan
Vesting Schedule	Vest on the earlier of the one year anniversary of the grant date or the next annual meeting of stockholders
Number of shares determined using 30 calendar day average stock price prior to date of grant

		Chair	Member
Committee Service Annual Retainer	Audit	$32,000	$15,000
	Compensation	$24,000	$10,000
	Governance/Corporate Development/ Cyber Risk	$15,000	$7,500
Non-Employee Board Chair
Additional Board Retainer	$75,000
Non-employee Directors are also reimbursed for travel and other out-of-pocket expenses in connection with their attendance at Board and committee meetings.
38  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Proposal 1
2024 Director Compensation Table
This table below describes the compensation earned by each non-employee Director who served in FY24. Mr. Khaykin received no compensation as a Director.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Keith Barnes	75,750	209,188	284,938
Richard E. Belluzzo	121,250	209,188	330,438
Laura Black	71,250	209,188	280,438
Tor Braham	56,250	209,188	265,438
Donald Colvin	72,250	209,188	281,438
Douglas Gilstrap	58,750	209,188	267,938
Masood A. Jabbar	63,750	209,188	272,938
Joanne Solomon	63,750	209,188	272,938
(1)Oleg Khaykin, our President and Chief Executive Officer, is not included in this table as he is an employee of the Company and as such received no compensation for his services as a Director. His compensation is disclosed in the Summary Compensation Table.
(2)The amounts shown in this column represent the grant date fair values of RSU awards issued pursuant to the Company’s Amended and Restated 2003 Equity Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the non-employee Directors. The assumptions used to calculate these amounts are set forth under Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for FY24 filed with the SEC on August 16, 2024. For information regarding the number of unvested RSUs held by each non-employee Director as of the end of FY24, please see the table below.

Non-Employee Director	Unvested Restricted Stock Units Outstanding At Fiscal Year End
Mr. Barnes	26,819
Mr. Belluzzo	26,819
Ms. Black	26,819
Mr. Braham	26,819
Mr. Colvin	26,819
Mr. Gilstrap	26,819
Mr. Jabbar	26,819
Ms. Solomon	26,819
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  39

Proposal 2

Proposal 2	Ratification of Independent Auditors
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 28, 2025. The Board asks stockholders to ratify that selection. Although current law, rules, and regulations, and the charter of the Audit Committee require the Audit Committee to engage, retain, and supervise VIAVI’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers LLP for ratification by stockholders as a matter of good corporate practice.
The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:
▪Quality and performance of the lead audit partner and the overall engagement team;
▪Knowledge of the Company’s industries and operations;
▪Global capabilities and technical expertise:
▪Auditor independence and objectivity; and
▪The potential impact of rotating to another independent audit firm.
The Audit Committee’s oversight of PricewaterhouseCoopers LLP includes regular private sessions with PricewaterhouseCoopers LLP, discussions about audit scope and business imperatives, and—as described above—a comprehensive annual evaluation to determine whether to re-engage PricewaterhouseCoopers LLP. Considerations concerning auditor independence include:
▪Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by PricewaterhouseCoopers LLP in accordance with VIAVI’s pre-approval policy.
▪Audit partner rotation: PricewaterhouseCoopers LLP rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.
▪PricewaterhouseCoopers LLP’s internal independence process: PricewaterhouseCoopers LLP conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.
▪Strong regulatory framework: PricewaterhouseCoopers LLP, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.
Based on these considerations, the Audit Committee believes that the selection of PricewaterhouseCoopers LLP is in the best interest of the Company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of PricewaterhouseCoopers LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2024 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended June 29, 2024 and July 1, 2023, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2024	Fiscal 2023
Audit Fees (1)	$2,969,937	$3,109,500
Audit-Related Fees(2)	—	—
Tax Fees (3)	254,433	233,300
All Other Fees (4)	4,500	4,500
Total	$3,228,870	$3,347,300
(1)Audit Fees are related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
(2)There were no Audit-Related Fees in FY24 and FY23.
(3)Tax Fees for FY24 and FY23 include professional services rendered in connection with transfer pricing consulting, tax audits, tax planning services and other tax compliance and consulting.
(4)All Other Fees are related to certain software subscription fees for FY24 and FY23.
40  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Proposal 2
For FY24, the Audit Committee considered whether audit- related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of
PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit
Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, 100% of the fees and services provided by the independent auditors were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2025.
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  41

Audit Committee Report
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The Audit Committee of the Board is responsible for, among other things, assisting the full Board in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee Directors, all of whom satisfy the independence, financial literacy and experience requirements of the SEC, rules applicable to Nasdaq-listed issuers, and any other regulatory requirements, as applicable. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as an “audit committee financial expert” as defined by the SEC.
Management has the primary responsibility for the preparation, presentation and integrity of financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the scope of the independent audits, the results of the audits, including critical audit matters (CAMs), and other non-audit services provided by the Company’s independent registered public accounting firm.
The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 29, 2024.
Review with Management
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
Review and Discussions with Independent Registered Public Accounting Firm
The Audit Committee has discussed with PricewaterhouseCoopers (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.
The Audit Committee has received the written disclosures letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers the independent public accountant’s independence.
During the course of FY24, management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for FY25.
Conclusion
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2024.
Audit Committee
Donald Colvin, Chair
Keith Barnes
Masood A. Jabbar
Joanne Solomon

42  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of the date of this Proxy Statement:

Executive Officer	Age	Position
Oleg Khaykin	59	President and Chief Executive Officer (“CEO”)
Ilan Daskal	59	Executive Vice President and Chief Financial Officer (“CFO”)
Paul McNab	61	Executive Vice President and Chief Marketing and Strategy Officer
Ralph Rondinone	62	Senior Vice President, Global Operations and Services, Network and Service Enablement
Luke Scrivanich	62	Senior Vice President and General Manager, Optical Security & Performance Products (OSP)
Kevin Siebert	55	Senior Vice President, General Counsel and Secretary
Gary Staley	57	Senior Vice President, Global Sales, Network and Service Enablement
Oleg Khaykin
For information regarding Oleg Khaykin, please refer to Proposal No. 1, “Election of Directors,” on page 29 above.
Ilan Daskal joined the Company in November 2023 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Daskal served as Chief Financial Officer and Executive Vice President at Bio-Rad Laboratories, Inc. from Apr 2019 to Nov 2023. Prior to that, Mr. Daskal worked at Lumileds as Chief Financial Officer from May 2017 to Jan 2019. From Oct 2008 to Jan 2015 Mr. Daskal served as Chief Financial Officer and Executive Vice President at International Rectifier Corporation. Prior to that, Mr. Daskal served as Vice President Finance & Business Administration at Infineon Technologies North America from Jun 2001 to Sep 2008. Mr. Daskal has a B.B. in Accounting from the Tel-Aviv College of Business and holds a Master’s degree in Finance from City University of New York.
Paul McNab joined the Company in September 2014 as Executive Vice President and Chief Marketing and Strategy Officer. Prior to joining the Company, Mr. McNab was Chief Executive Officer of Puro Networks from 2013 to 2014. Before that, Mr. McNab was with Cisco Systems, Inc. for sixteen years where he held increasingly senior roles including Vice President and Chief Technology Officer, Data Center Switching and Vice President, Enterprise Marketing. Mr. McNab holds a B.S. in Engineering from Manchester Metropolitan University in the United Kingdom.
Ralph Rondinone joined the Company in April 2012 as Vice President of Global Operations and Services, NSE and became Senior Vice President of Global Operations and Services, NSE in January 2013. Prior to joining the Company, Mr. Rondinone served as Senior Vice President of Operations at BigBand Networks from 2006 to 2012. Prior to that, Mr. Rondinone held executive positions in operations at Lucent Technologies, Ascend Communications, and Digital Equipment Corporation. Mr. Rondinone holds a B.S. in mechanical engineering from Worcester Polytechnic Institute.
Luke Scrivanich became the Vice President and General Manager of OSP in June 2012 and became Senior Vice President and General Manager of OSP in August 2012.
Mr. Scrivanich joined the Company in April 2008 as Vice President and General Manager of Flex Products. Prior to

joining the Company in 2008, Mr. Scrivanich was with PPG Industries where he served in general management, marketing and strategic planning positions for various divisions, including fine chemicals, optical products and coatings. He previously held senior marketing positions at AGR International, Inc., a manufacturer of packaging inspection equipment. Mr. Scrivanich holds a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.
Kevin Siebert joined the Company in September 2007, became Vice President, General Counsel and Secretary in February 2015 and became Senior Vice President, General Counsel and Secretary in August 2017. Before assuming the General Counsel role, Mr. Siebert held increasingly senior roles within the Company’s legal department. Before joining the Company, Mr. Siebert was Senior Counsel at France Telecom from 2004 to 2007 where he primarily had legal responsibility for North American operations and also handled mergers and acquisitions, among other functions. Prior to that, Mr. Siebert served as in- house counsel at a technology company and held associate roles in private practice, focusing on mergers and acquisitions, corporate and telecommunications matters. Mr. Siebert holds a B.A. in Political Science from the University of Richmond and a J.D. from the Washington University School of Law.
Gary Staley joined the Company in February 2017 as Senior Vice President, Global Sales, Network and Service Enablement. Prior to joining the Company, Mr. Staley served as Vice President, Worldwide Channel Sales at NetScout Systems from July 2015 to January 2017 where he was responsible for the global partner network. Prior to that role, Mr. Staley was the Vice President of Worldwide Sales for Fluke Networks from 2012 to 2015 and Vice President of America Sales for Fluke Networks from 2010 to 2012. Earlier roles included sales leadership positions at Verizon, Alcatel-Lucent, AboveNet, Dell Technologies, Impreva and Firescope. Mr. Staley holds a Bachelor of Business Administration in Marketing from Ohio University.
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  43

Proposal 3	Advisory Vote on Executive Compensation
Pursuant to section 14A of the Securities Exchange Act, stockholders have the opportunity to cast an annual non- binding, advisory vote on the compensation of our NEOs. Accordingly, we are asking you to approve the following resolution at the 2024 Annual Meeting:
“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”
You are encouraged to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis (“CD&A”), along with the accompanying tables and narrative disclosure, which describe the compensation of our NEOs.
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and will consider the results of the vote when making future compensation decisions. It is expected that the next advisory vote on the compensation of the Company’s NEOs will be held at the 2025 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
44  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

A Message from the Chair of the Compensation Committee of the Board of Directors
Message from the Chair of the Compensation Committee of the Board of Directors
Dear Fellow Stockholders,
This letter and the Compensation Discussion & Analysis (“CD&A”) that follows highlights our financial and operational performance in FY24, the key compensation decisions that we made either in FY24 or based on FY24 performance with respect to our named executive officers (“NEOs”), and our response to stockholder feedback. As discussed in greater detail below, our compensation decisions and payouts in FY24 were closely aligned with our financial performance, and we followed through on our commitments to our stockholders to realign our executive compensation program with best practices.

FY24 Overview
During FY24, the business environment for VIAVI continued to be challenging, particularly in the North American service provider and enterprise customer markets. Field Instruments demand remained largely at the “maintenance” level due to the absence of major network build-outs and upgrades by Tier 1 service providers, particularly in North America. NE product demand continues to be impacted by sharply reduced research and development (R&D) and production capital expenditure spend by major wireless network equipment manufacturers (NEMs), who have reduced investment in response to significant cutbacks in 5G deployment by wireless operators. We expect the end market weakness in NE and SE to persist through the end of this calendar year and OSP demand is expected to be similar in FY25 as compared to FY24.

The Company is executing on the previously announced restructuring plan initiated in the fourth quarter of FY24 to better align VIAVI’s business with the current environment. VIAVI further improved our balance sheet by retiring the 2024 Senior Convertible Notes upon maturity and repurchasing 2.3 million shares of common stock for $20.0 million.

Our long-term focus remains on executing against our strategic priorities to drive revenue and earnings growth, capture market share and continue to optimize our capital structure.

Key Compensation Decisions
We believe compensation decisions that we made with respect to our NEOs were strongly aligned with our financial performance.
▪None of the NEOs received increases in base salaries in FY24.
▪None of our NEOs received increases in their FY23 target annual cash incentive award opportunities (as a percentage of base salary) in FY24.
▪None of our NEOs received any annual cash incentive award payouts in FY24.
▪Only standard annual long-term incentives awards were granted in FY24, and the vesting of our MSUs in FY24 was reflective of our total shareholder return relative to the Nasdaq Telecommunications Index.
▪Given the Company’s challenging financial performance in FY24, the Compensation Committee did not approve any salary increases or increases in target annual cash incentive award opportunities for the CEO or CFO for FY25. Mr. Scrivanich and Mr. Staley each received increases in base salary for FY25 in line with market analysis.

Our Commitment to Compensation Best Practices
Following our strong 2023 say-on-pay vote results, in which 96% of votes cast (for or against), voted in favor of our executive compensation program, we continued with our commitments to our stockholders to align our compensation with best practices:
▪With the exception of new hire grants to our newly appointed CFO, we did not grant any one-time equity awards to our executive officers in FY24 outside of our ongoing annual long-term incentive compensation program, and we will not grant off cycle equity awards for at least three years from September 29, 2022, except in connection with new hires and promotions.
▪We did not grant any performance-based equity awards, which use an absolute stock price metric in FY24 and do not plan to do so in the future.
▪We incorporated ESG goals into our FY24 and FY25 annual cash incentive plan.
▪We continue to consider incorporating operating metrics into our annual long-term incentive plan when evaluating the design of our plan.
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  45

We invite you to review our CD&A, for more detailed information. We appreciate your ongoing support and seek your feedback, whether virtually or through written correspondence, on our compensation design and program.
Sincerely,
Keith Barnes
Chair, Compensation Committee of the Board of Directors
46  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides information on the goals and objectives of our executive c ompensation program, including VIAVI’s compensation philosophy, which focuses on rewarding our executive officers for their central role in our growth and long-term performance. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our named executive officers (“NEOs”). For FY24, our NEOs consisted of current and former executive officers listed below and presented in the executive compensation tables of this Proxy Statement. We use the term “Compensation Committee” in the CD&A and the executive compensation tables to refer to the Compensation Committee of VIAVI’s Board of Directors.

Oleg Khaykin	President and Chief Executive Officer (our “CEO”)
Ilan Daskal	Executive Vice President and Chief Financial Officer (our “CFO”) (1)
Paul McNab	Executive Vice President and Chief Marketing & Strategy Officer
Luke Scrivanich	Senior Vice President Optical Security & Performance Products
Gary Staley	Senior Vice President, Global Sales, Network and Service Enablement
Henk Derksen	Former Executive Vice President and Chief Financial Officer(1)
Pamela Avent	Interim Chief Financial Officer (“Interim CFO”)(1)
(1)On November 7, 2023, Mr. Daskal commenced his employment as VIAVI’s Executive Vice President and Chief Financial Officer. Henk Derksen, VIAVI’s former CFO, resigned effective September 30, 2023 and Pamela Avent served as VIAV’s Interim CFO from the date of Mr. Derksen’s departure through Mr. Daskal’s start date.
Executive Summary

Business Results

During FY24, the business environment for VIAVI continued to be challenging, particularly in the North American service provider and enterprise customer markets. Field Instruments demand remained largely at the “maintenance” level due to the absence of major network build-outs and upgrades by Tier 1 service providers, particularly in North America. NE product demand continues to be impacted by sharply reduced research and development (R&D) and production capital expenditure spend by major wireless network equipment manufacturers (NEMs), who have reduced investment in response to significant cutbacks in 5G deployment by wireless operators.

We announced a restructuring plan in the fourth quarter of FY24 to better align our business with the current environment. We also further improved our balance sheet by retiring the 2024 Senior Convertible Notes upon maturity and repurchasing 2.3 million shares of our common stock for $20.0 million.

As we look forward to FY 25, we expect the conservative spend environment to persist for the remainder of calendar 2024 and a gradual demand recovery in the first half of calendar 2025. Our long-term focus remains on executing against our strategic priorities to drive revenue and earnings growth, capture market share and continue to optimize our capital structure. We remain positive on our long-term growth drivers and will continue to focus on executing our strategic priorities over the long-term to:
▪Defend and demonstrate leadership in core business segments;
▪Invest in secular trends to drive growth and expand Total Addressable Market;
▪Extend VIAVI technologies and applications into adjacent markets and applications; and
▪Continue productivity improvements in Operations, R&D and Selling, General and Administrative.

Net Revenues down 9.6% year-over-year	GAAP Operating Margin down 530 basis points year-over-year to	Total Consolidated GAAP EPS decreased 209.1% year-over-year to
$1.0 billion	2.1%	$(0.12)(1)(2)

Capital Returned to Stockholders in FY24	Non-GAAP Operating Margin down 410 basis points year-over-year to	Total Consolidated non-GAAP EPS down 40.0% year-over-year to
$20.0 million	11.5%(2)	$0.33(2)
(1)GAAP EPS decreased in fiscal 2024 primarily due to the decrease in revenue and higher acquisition related charges.
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Compensation Discussion and Analysis
(2)Appendix A includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Our Executive Compensation Program Focuses on Pay for Performance
The table below summarizes the performance-based compensation components of our executive compensation program.

Incentive Awards	Performance Highlights	Commentary
FY24 Target Annual Cash Incentive Award Opportunities (as a percentage of base salary)
▪Zero payouts to executives for both the H1 and H2 bonuses.

▪Mr. Khaykin, Mr. Daskal, Mr. Scrivanich and Mr. Staley each declined the FY24 cash incentive award payments that they would have been eligible to receive in light of the Company’s overall financial performance.

Payouts were subject to the achievement of a threshold performance goal.
Financial metrics were weighted at 100% and capped at 150% payout, except in the case of Mr. Staley’s NSE sales booking goal, which was capped at 250% payout with respect to 40% weighting of his target annual cash incentive award opportunity.
In FY24, an ESG negative modifier was added to the Executive Staff Variable Pay Plan for our CEO. For a description of the ESG negative modifier, please see page 56 under Financial Metrics.

Market-based Stock Units (“MSUs”)(1)
▪FY21 MSUs: 130.25% of 3rd tranche earned, based on our 67.1 percentile TSR ranking
▪FY22 MSUs: 119.50% of 2nd tranche earned, based on our 62.8 percentile TSR ranking
▪FY23 MSUs: 57.33% of 1st tranche earned, based on our 42.2 percentile TSR ranking
(1)Earned based on total shareholder return through 9/15/23

Earned based on our total stockholder return (“TSR”) relative to the performance of companies in the Nasdaq Telecommunications Index (the “Nasdaq Telecom Index”) measured over one-year, two-year and three-year performance periods. Above median (55th percentile) performance required for a target payout.

FY21 Retention Awards: Performance-based Stock Units (“PSUs”)	▪0% of PSUs have vested
There have been no shares awarded to any of our NEOs under the PSUs.
The PSUs, which vest based on share price, have not vested as the share price target of $20 has not been achieved. While our CEO achieved his Executive Leadership Development and Succession Plan goals, his PSUs, which are associated with such goals remain subject to his continuing to provide services through February 2025 at which time such PSUs will vest in full.

48  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
2023 Say-on-Pay Advisory Vote - Stockholder Outreach
Every year, VIAVI provides our stockholders with the opportunity to vote to approve the compensation of our NEOs on an advisory basis, also known as a "say-on-pay" vote. At our 2023 Annual Meeting of Stockholders, approximately 96.8% of votes cast (for or against) were voted in favor of our executive compensation program.
Following the favorable 2023 say-on-pay vote, we continued to follow through with the commitments that we made to our stockholders to align our compensation with best practices, which included adding an ESG negative modifier to the FY24 Executive Staff Variable Pay Plan for our CEO.

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Compensation Discussion and Analysis
CEO Compensation and Performance Alignment
The Compensation Committee takes its responsibility seriously to maintain appropriate pay for performance alignment with an emphasis on sustainable stockholder value creation. We set rigorous short- and long-term incentive goals and use equity in long-term incentives to ensure executive compensation is aligned with stockholder value creation, as illustrated in the chart below, which shows the relationship between our CEO’s target compensation and realizable pay over the last two fiscal years. The realizable pay of our CEO’s short-term incentive compensation is tied to the achievement of financial goals, while the realizable pay of his long-term incentive compensation is contingent upon the value of our stock price on both an absolute basis and relative to other companies in the Nasdaq Telecom Index.
Our stock price decreased by 39.4% at the end of FY24 and compared to the end of FY23. At the end of FY24, the realizable value of our CEO’s target total direct compensation awarded in FY24 was only 36.4% of target.

($)	FY23 Target	FY23 Realizable	FY24 Target	FY24 Realizable
Base Salary	$895,192	$895,192	$900,000	$900,000
Non-Equity Incentive Plan Compensation	$1,118,990	—	$1,125,000	—
RSUs	$3,713,800	$2,037,700	$3,387,862	$2,279,590
MSUs	$4,364,672	$612,894	$4,034,907	$258,278
Total	$10,092,654	$3,545,786	$9,447,769	$3,437,868
“Target Pay” for each fiscal year is the sum of (a) the salary rate for that year, pro-rated accordingly based on the effective date of any increase, (b) the target annual cash incentive award opportunity, and (c) the grant date fair value for RSUs and MSUs.
“Realizable Pay” is the sum of (a) the salary earned for the applicable year; (b) the annual incentive award earned for the applicable year; (c) the value of RSUs granted in FY23 or FY24, as applicable, in FY24, which for (i) vested RSUs is equal to the closing stock price on the applicable vesting dates multiplied by the number of RSUs that vested on such dates, and (ii) unvested RSUs is valued based on our closing stock price of $6.87 on June 28, 2024, the last trading day of FY24, multiplied by the number of unvested RSUs as of the end of FY24; and (d) the value of MSUs granted in FY23 or FY24, as applicable, in FY24, which for: (i) unvested MSUs is equal to the number of shares that would have been earned based on actual results through the end of FY24, multiplied by our closing stock price on June 28, 2024, and (ii) vested MSUs is valued based on the number of shares earned multiplied by the closing stock price on the applicable vesting dates.

50  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis

New CFO Employment Agreement

On October 18, 2023, the Company entered into an at-will employment agreement with Mr. Daskal. The Compensation Committee together with the members of our Board spent significant time reviewing Mr. Daskal’s compensation terms with its independent compensation consultant. In setting Mr. Daskal’s new hire compensation, the Compensation Committee took into account the following factors:
▪The critical importance of hiring an experienced, well-regarded CFO;
▪The competitive landscape for top talent;
▪Our prior permanent CFO’s compensation, including with respect to severance benefits;
▪The need to compensate Mr. Daskal for the base salary differential between his role at his prior employer and VIAVI;
▪Mr. Daskal’s prior severance benefits; and
▪The value of Mr. Daskal’s cash incentive compensation and equity awards from his prior employer, which would be forfeited.

The rationale for each of the elements of Mr. Daskal’s compensation and how each element aligns with our compensation philosophy is summarized in the table below.

Compensation Element	Description	Rationale
Base Salary	$570,000	Provides a predictable level of income; reflects role and responsibilities as well as market competitiveness and prior compensation considerations
Annual Incentive Bonus Target	100% of base salary (target)	Reflects role and responsibilities as well as market competitiveness and prior compensation considerations. Ties additional upside earning opportunity to Company and individual performance results.
Annual Equity Incentives	Annual equity awards with a target value of $2,500,000 commencing in FY24 • 50% in MSUs, which vest based on relative TSR over three years, and • 50% in RSUs, which vest annually over three years	Reflects role and responsibilities as well as market competitiveness and prior compensation considerations
Replacement Equity Grants
New hire replacement equity grants with a target value of $4,500,000:
•  50% in MSUs, which vest based on relative TSR over four years, and
• 50% in RSUs, which vest annually over four years
The MSUs have the same design as our annual MSUs, except that they are measured over one-year, two-year, three-year and four-year performance periods.

The replacement equity grants were made in respect of the estimated value of outstanding equity awards that Mr. Daskal forfeited when he left his prior employer, and are intended to drive our long-term performance, and support retention.

Signing Bonus
$500,000, with 50% paid on his first payroll date, and 50% paid on the six-month anniversary of his start date, subject to repayment if Mr. Daskal is terminated by the Company for Cause (as defined in his agreement) or voluntarily terminates his employment with the Company.
In consideration of Mr. Daskal’s cash incentive opportunity that was forfeited from his prior employer and consistent with market practice
Severance Benefits
Participation in the Company’s Change of Control Benefits Plan. Mr. Daskal’s definition of “Good Reason” for purposes of the plan also includes a material reduction in his duties, authority, reporting relationships or responsibilities, including not being the chief financial officer of a publicly reporting company after a Change of Control (as defined in the plan).

Further, if Mr. Daskal’s employment is involuntarily terminated other than for Cause, outside of the Change of Control period, he will receive:
•  A severance payment equal to 18-months of his base salary, and
•  Healthcare payments for the lesser of a period of 18 months or the period of his eligibility under COBRA.

Our prior CFO was entitled to the same severance benefits in the event he was involuntarily terminated other than for cause, outside of the Change of Control period.

Please see Severance and Change of Control Benefits below for more information regarding the material features of the Executive Change of Control Benefits Plan.

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Compensation Discussion and Analysis
Compensation Philosophy
Our executive compensation program is based on the following objectives:

Pay for Performance	Competitiveness	Outperformance
Align executive compensation to the success of our business objectives and the VIAVI growth strategy	Provide competitive compensation that attracts and retains top-performing executive officers	Motivate executive officers to achieve results that exceed our strategic plan targets

Stockholder Alignment	Balance	Internal Pay Equity
Align the interests of executive officers and stockholders through the managed use of long-term incentives	Set performance goals that reward an appropriate balance of short and long-term results	Establish internal pay equity amongst executive officers
Compensation Governance Highlights
We are committed to maintaining an executive compensation program that is consistent with compensation governance best practices:

What We Do
▪Compensation Committee is comprised 100% of independent Directors.
▪Independent compensation consultant retained by the Compensation Committee.
▪Balance short and long-term incentives, cash and equity and fixed and variable pay elements.
▪Performance-based annual equity awards comprising approximately 50% of the overall equity allocation to executive officers.
▪Require one-year minimum vesting for equity awards, subject to certain limited exceptions.
▪Maintain a clawback policy that applies to both cash incentives and equity awards.
▪Assess and mitigate compensation risk.
▪Solicit an annual advisory vote on named executive officer compensation.
▪Maintain stock ownership guidelines.

What We Don’t Do
▪No employment agreements that provide for multi-year guarantees of salary increases, bonuses, or equity compensation without further Board or Compensation Committee approval.
▪No repricing or repurchasing of underwater stock options without stockholder approval.
▪No dividends or dividend equivalents on unearned awards.
▪No pledging or hedging of VIAVI securities.
▪No “single trigger” change in control acceleration of vesting for equity awards.
▪No excessive perquisites.
▪No excessive cash severance payments or benefits.
▪No executive pension plans.
▪No supplemental executive retirement plans.
▪No "golden parachute" tax gross-ups.

52  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
FY24 Target Compensation
A significant majority of the target total direct compensation of our executive officers is in the form of compensation that is variable or “at-risk” based on our performance or the value of our stock price. The at-risk elements of our FY24 executive compensation program include (i) the annual cash incentive plan, and (ii) our long-term equity incentive compensation plan, through which RSUs and MSUs were granted as long-term equity incentive awards.

FY24 CEO TARGET COMPENSATION(1)	FY24 OTHER NEO TARGET COMPENSATION(1)

(1)The charts above reflect (a) the base salary rate for FY24, pro-rated accordingly based on the effective date of any increase or hire date. (b) the target annual cash incentive award opportunity for FY24, and (c) the grant date fair value of FY24 long-term incentive compensation awards. The charts do not include Mr. Daskal’s new hire replacement equity grants.
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Compensation Discussion and Analysis
FY24 Executive Compensation Overview
The following charts provide information regarding the elements of our FY24 executive compensation program.

Core FY24 Compensation Elements

Base Salary
Purpose:	Base salaries compensate our NEOs for expected levels of day-to-day performance.
Characteristics:
Base salaries should be determined by each NEO’s role and responsibilities, experience, skills, performance, expected future contributions, compensation levels for comparable positions at peer group companies, and retention considerations.

Annual Cash Incentive Awards
Purpose:	Align NEO performance with short-term financial goals.
Characteristics:	Cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial performance goals, which are aligned to our long-term strategic plan.

Annual MSUs
Purpose:	Align interests of NEOs and stockholders through incentivizing long-term stock price growth relative to Nasdaq Telecom Index, and encourage retention and; manage dilution.
Characteristics:	Annual MSUs vest based on our TSR relative to the performance of the companies in the Nasdaq Telecom Index, with three overlapping performance periods of one, two, and three years.

Annual RSUs
Purpose:	Align interests of NEOs and stockholders through incentivizing long-term stock price growth on an absolute basis, and encourage retention and; manage dilution.
Characteristics:	Annual RSUs vest annually over a three-year period, subject to continued service with us, and become more valuable as our stock price increases, which benefits all stockholders.
54  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Elements of FY24 Executive Compensation
Base Salary
Base salaries compensate our NEOs for expected levels of day-to-day performance and are based on roles and responsibilities, experience, skills, performance, expected future contributions, compensation levels for comparable positions at peer companies, as well as retention considerations. None of our NEOs received a salary increase from FY23. Ms. Avent received an additional payment of $15,000 per month for four months in connection with her service as Interim CFO. The table below sets out each NEO’s base salary for FY24.

NEO	FY23 Salary ($)	FY24 Salary ($)	Salary Increase (%)
Oleg Khaykin	900,000	900,000	—
Ilan Daskal	—	570,000	—
Paul McNab	450,000	450,000	—
Luke Scrivanich	400,000	400,000	—
Gary Staley	420,000	420,000	—
Henk Derksen	525,000	525,000	—
Pamela Avent	316,700	316,700	—

Annual Cash Incentive Awards

ANNUAL CASH INCENTIVES
The Executive Staff Variable Pay Plan (the “Executive VPP”) for most of our NEOs and others in executive staff roles for FY24, provided for cash awards, which were earned based on the achievement of six-month financial objectives established by the Compensation Committee. Six-month financial objectives were chosen instead of annual objectives to account for the cyclical nature and volatility of our business and were based on the financial plan approved by the Board for that period. Depending upon VIAVI’s performance, the payout for the financial metrics ranged from 0% to 150% of target except in the case of Mr. Staley’s NSE sales bookings goal, which was capped at a 250% payout with respect to 40% weighting of his target incentive opportunity. After each performance period, the Compensation Committee certified our actual performance against the objectives. No cash incentives were paid in FY24. For FY24, all our NEOs participated in the Executive VPP, except for Mr. Derksen who resigned in September 2023 and Ms. Avent, our Interim CFO, who participated in our standard Employee VPP program for Corporate Shared Services.

VPP Award Opportunities
A target annual cash incentive award opportunity is the amount of cash incentive compensation that a NEO could earn based on achievement of pre- established performance goals under the Executive VPP or in the case of Ms. Avent, the Employee VPP. Targets are expressed as a percentage of the NEO’s earned base salary. In reviewing target award opportunities, the Compensation Committee takes into consideration each NEO’s role and responsibilities, our financial performance projections, the budget for the coming year, pay at comparable companies, historical compensation levels and the resulting total target cash compensation that can be earned given the individual’s earned base salary and related target incentive award opportunity. The target annual cash incentive award opportunity (as a percentage of earned base salary) for each of our NEOs for FY24 are set forth below. None of our NEOs received increases in their FY24 target annual cash incentive award opportunities (as a percentage of base salary) in FY24, except for Ms. Avent, whose target incentive opportunity under the Employee VPP increased from 40% to 50% of her base salary for four months in connection with her service as Interim CFO. Ms. Avent also received an additional cash bonus of $70,000, payable in one lump sum, upon her commencement of service as our Interim CFO. She will also receive a cash bonus of $50,000, payable in one lump sum in November 2024 and a cash bonus of $50,000 payable in one lump sum in November 2025, each subject to Ms. Avent’s continued service through the payment date.
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Compensation Discussion and Analysis
50% of each NEO’s target annual cash incentive award opportunity is tied to each six-month performance period.

NEO	FY24 Target Annual Cash Incentive Award Opportunity (% of Earned Base Salary)
Oleg Khaykin	125%(1)
Ilan Daskal	100%
Paul McNab	85%
Luke Scrivanich	85%
Gary Staley	85%
Henk Derksen	NA
Pamela Avent	50% (2)

(1)In FY24, a negative ESG modifier was added to the VPP plan for our CEO. For a description of the ESG negative modifier, please see page 56 under Financial Metrics.
(2)Ms. Avent’s target incentive opportunity was temporarily increased from 40% to 50% for four months in connection with her service as Interim CFO.

Financial Metrics for FY24
During FY24, for purposes of the Executive VPP, we used different financial metrics for our executive staff, including our NEOs, who are considered members of the (i) Corporate department (“Corporate VPP”), (ii) OSP business segment (“OSP VPP”), (iii) Network and Service Enablement (“NSE”) business segments (“NSE VPP”), and (iv) NSE Sales department (“NSE Sales VPP”).
The financial metrics that were selected and the rationale for these metrics are summarized in the table below.

Corporate Financial Goals	Definition	Rationale
GAAP revenue	Revenue as calculated in accordance with GAAP.	Incentivizes revenue growth and rewards efforts to retain customers and expand our business.
Non-GAAP operating profit
GAAP operating income, excluding stock-based compensation, change in fair value of contingent liability, other charges unrelated to core operating performance, amortization of intangibles and restructuring and related benefits.
Ensure appropriate investment to drive growth and support operating effectiveness.
NSE Sales	A valid purchase order, subject to the Viavi Order Acceptance Policy, for an eligible Viavi NSE product which has been entered in the Viavi financial books.	Incentivizes future revenue growth.
For FY24, the Compensation Committee believed the consistent application of this blend of performance metrics would contribute to our consistent revenue growth and profitability achievement. The Compensation Committee set the numeric goals for each performance metric based on the FY24 operating plan approved by our Board.

ESG Negative Modifier

As part of our ongoing commitments to shareholders, in FY24, the Board incorporated ESG goals into our CEO’s VPP (the “ESG Negative Modifier”). The ESG goals serve as a negative modifier to the financial metrics described above. Non-achievement of one or more of the ESG goals would reduce our CEO’s VPP bonus payment by up to ten percent in the aggregate.

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Compensation Discussion and Analysis

Annual Cash Incentive Award Calculations and Measures
For FY24, the award payouts under the Executive VPP for our participating NEOs would have been calculated by multiplying the individual’s earned base salary for the performance period by the individual target annual cash incentive award opportunity and financial metric attainment percentage and, in the case of our CEO, by also applying the ESG Negative Modifier.

Payout Formula

H1 Financial Objectives	=	Earned Base Salary for Period	x	Target Annual Cash Incentive Award Opportunity (% of Earned Base Salary)	x	Financial Metric Attainment % (100% weighting)

H2 Financial Objectives
The following tables describe the threshold, target, and maximum performance levels for each of the financial metrics as well as reporting the actual results and achievement percentage for FY24. Payouts could have ranged from 0% to 150% for these metrics. None of our NEOs participating in the VPP received any annual cash incentive award payouts in FY24. While Mr. Khaykin, Mr. Daskal, Mr. Scrivanich and Mr. Staley were eligible to earn FY24 cash incentive award payments, each declined payments prior to the Compensation Committee determining their payouts given the Company’s overall financial performance.

Corporate VPP (Participants: Messrs. Khaykin and Daskal)
		H1 FY24							H2 FY24
Goal	Weighting	Threshold	50%	100%	150%	Results	% Achievement	Payout	Threshold	50%	100%	150%	Results	% Achievement	Payout
NSE Revenue (in millions)	25%	378	391	436	481	350	0%	0%	397	409	455	501	352	0%	0%
OSP Revenue (in millions)	25%	149	154	166	178	152	34%	0%	151	156	168	180	146	0%	0%
NSE Non-GAAP Operating Profit (in millions)	25%	32	41	71	101	8	0%	0%	40	48	78	108	0	0%	0%
OSP Non-GAAP Operating Profit (in millions)	25%	53	56	62	69	57	53%	0%	54	57	64	178	50	0%	0%
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Compensation Discussion and Analysis

OSP VPP (Participant: Mr. Scrivanich)
Goal	Weighting	H1 FY24 Percentage of Achievement Against Target (1)	H2 FY24 Percentage of Achievement Against Target(1)
OSP Revenue	50%	34%	0%
OSP Non- GAAP Operating Profit	50%	53%	0%

NSE VPP (Participant: Mr. McNab)
Goal	Weighting	H1 FY24 Percentage of Achievement Against Target (1)	H2 FY24 Percentage of Achievement Against Target(1)
NSE Revenue	50%	0%	0%
NSE Non- GAAP Operating Profit	50%	0%	0%

NSE Sales VPP (Participant: Mr. Staley)
Goal	Weighting	H1 FY24 Percentage of Achievement Against Target (1)	H2 FY24 Percentage of Achievement Against Target(1)
NSE Revenue	40%	0%	0%
NSE Non-GAAP Operating	20%	0%	0%
NSE Bookings (2)	40%	81%	81%
(1)Our business segment targets reflect our analyses, expectations and objectives for our business segments, taking into consideration then current forecasted economic conditions, the outlook for the industry and our businesses, technology and new product development. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives, we believe the specific disclosure of business segment targets could result in competitive harm to us. It is for this reason that they are not disclosed for the OSP VPP, NSE VPP, and NSE Sales VPP.
(2)NSE Booking reflects Annual achievement.

In FY24, our CEO achieved the following ESG goals:

•Human Capital: Designed employee engagement and employee experience strategy.
•EHS: Deployed comprehensive health and safety training; Maintained industry leading safety record - 0.15 recordable injuries per 100 full time employees (or 1.5 per thousand).
•Cyber Security: Achievement of cybersecurity certification - ISO 27001 certification.

As all the ESG goals were achieved, the negative modifier would not have been applied, if Mr Khaykin did not decline a payout under the VPP plan.

Ms. Avent participated in the Employee VPP Shared Services Program and did not receive a VPP payout in FY24 as the targets were not achieved.

Long-Term Incentive Compensation
We believe that equity awards align the interests of our executive officers with the long-term interests of our stockholders by rewarding long-term value creation measured by our stock price and by providing retention incentives through multi-year vesting periods.
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Compensation Discussion and Analysis
FY24 EQUITY AWARDS – ANNUAL EQUITY AWARDS
The Compensation Committee granted the following annual equity awards in the first quarter of FY24 to our NEOs under our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”):
▪Annual MSUs, which are earned and vest based on our TSR relative to the performance of companies in the Nasdaq Telecom Index, with three overlapping performance periods of one, two and three years.
▪Annual RSUs, which, for RSUs granted in FY24, vest annually over three years, with 1/3 vesting on each one-year anniversary of the date of grant.
The Compensation Committee believes granting MSUs is appropriate because, among other things, MSUs encourage our NEOs to focus on long-term value creation, since MSUs reward sustained increases in our stock price relative to the Nasdaq Telecom Index. The Compensation Committee also believes granting RSUs also promotes long-term performance as they are directly subject to increases and decreases in our stock price, further aligning NEO and stockholder interests.
With the exception of Ms. Avent, who received the standard employee annual l grant of time-based RSUs, the annual equity compensation program for our NEOs for FY24 consisted of an equally weighted mix of MSUs and RSUs consistent with our commitment to pay-for-performance as well as other considerations, as described below:

NEO	MSU Shares (Target # of shares)	Time-Based RSU Awards (Target # of Shares)	Grant Date Fair Value of Equity Awards ($)
Oleg Khaykin	331,818	331,818	6,775,724
Ilan Daskal (1)	113,636	113,636	1,809,085
Paul McNab	38,636	38,636	788,947
Luke Scrivanich	40,909	40,909	835,362
Gary Staley	45,454	45,454	928,171
Henk Derksen	N/A	N/A	N/A

Target Dollar Value Used to Calculate Number of Units. The number of MSUs and RSUs granted to each NEO was based on a target dollar value divided by the average closing price per share of our common stock over the 60 trading days immediately preceding the grant date of August 28, 2023, or an $11 floor, whichever is higher, with approximately 50% of the dollar value being allocated to each type of award.
In determining the size of each NEO’s target dollar value, the Compensation Committee considered each NEO’s role and responsibilities, historical compensation levels, the average size and potential returns of comparable awards made to NEOs in similar positions at the companies in our compensation peer group, the NEO’s potential for increased responsibility and promotion over the award term and the NEO’s individual performance in recent periods, and internal pay equity. The Compensation Committee also considered the value of outstanding unvested equity awards held by the NEO to maintain an appropriate level of equity incentives for that NEO. Our equity budget for the coming fiscal year and the impact on our burn rate were also critical factors, as the Compensation Committee was mindful of potential stockholder dilution when approving equity awards. The Compensation Committee did not have a specific formula that weighed these factors.

The following table sets forth the initial target dollar value of each NEO’s equity award. None of our NEOs received increases in their initial target dollar value in FY24. Mr. Derksen did not receive any equity awards as he resigned.
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Compensation Discussion and Analysis

NEO	FY24 Approved Target Dollar Value ($)
Oleg Khaykin	7,300,000
Ilan Daskal (1)	2,500,000
Paul McNab	850,000
Luke Scrivanich	900,000
Gary Staley	1,000,000
Henk Derksen	N/A
Pam Avent	170,000

The actual grant date fair value for the MSUs and RSUs reflected in the table above and the “FY24 Summary Compensation Table” is different from the target dollar value, as it is based on the accounting value of the awards on the effective grant date.

(1) These tables only reflect Mr. Daskal’s annual equity awards in FY24. He received the annual FY24 MSU and RSU awards (as shown in the tables above) which vest over three years with the same terms as the other NEOs as he did not receive an annual grant at Bio-Rad Laboratories due to his resignation.
(2) Please see the Grant of Plan-based Awards table for more information regarding Ms. Avent’s time-based RSUs.

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Compensation Discussion and Analysis
MSU Awards
The MSUs that were granted in FY24 will be earned based on our TSR relative to the performance of the companies in the Nasdaq Telecom Index, with three overlapping performance periods and 1/3rd of the shares earned based on relative TSR measured over one-year, two-year and three-year measurement periods ending on September 15, 2024, September 15, 2025 and September 15, 2026, respectively. The closing price for each period, determined as the weighted average closing price of our common stock for the period from August 1st to September 15th of the appropriate year, will be compared against our weighted average stock price during the period of August 1, 2023 to September 15, 2023. The MSU award consists of three equal tranches, with one tranche assigned to each measurement period.
The actual number of shares of our common stock that are earned and will vest will be determined by the Compensation Committee after the end of each measurement period based on our TSR ranking relative to the Nasdaq Telecom Index for the period and will range from 0% to 150% of the target number of shares for that period. In order to vest at 100% of the target number of shares subject to the MSUs, our TSR must be ranked at the 55th percentile of the Nasdaq Telecom Index for each measurement period. The Compensation Committee believes that the Nasdaq Telecom Index is an appropriate benchmark because it represents a broad representation of the potential opportunity cost of investing in the Company rather than other telecommunications companies from an investor’s perspective.
The actual percentage of shares earned will be determined by the Compensation Committee at the end of each year of the overall three-year performance period for the MSUs and will be interpolated on a linear basis for performance between threshold and target and target and maximum for each level of achievement as follows:

Performance Threshold/Target	Shares Earned
0-25th Percentile	0% of Target Shares
25th-55th Percentile	0%-100% of Target Shares
55th-75th Percentile and Above	100%-150% of Target Shares
Each earned unit converts into one share of common stock on the vesting date.

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Compensation Discussion and Analysis

MSUs Earned in FY24
The following table shows the MSUs earned by our NEOs in FY24.

MSUs Earned in FY24	Measurement Period	Measurement Period Ranking
FY21 MSUs: 130.25% of 3rd tranche earned	8/1/20 to 9/15/20 vs 8/1/23 to 9/15/23	67.1 percentile TSR ranking
FY22 MSUs: 119.50% of 2nd tranche earned	8/1/21 to 9/15/21 vs 8/1/23 to 9/15/23	62.8 percentile TSR ranking
FY23 MSUs: 57.33% of 1st tranche earned	8/1/22 to 9/15/22 vs 8/1/23 to 9/15/23	42.2 percentile TSR ranking
FY21 CFO MSUs: 118.00% of 3rd tranche earned (1)	3/15/21 to 4/28/21 vs 8/1/23 to 9/15/23	62.2 percentile TSR ranking

NEO	FY21 MSUs # of Shares Earned	FY22 MSUs # of Shares Earned	FY23 MSUs # of Shares Earned
Oleg Khaykin	114,427	82,690	48,776
Ilan Daskal	N/A	N/A	N/A
Paul McNab	13,077	10,040	5,679
Luke Scrivanich	13,895	10,631	6,013
Gary Staley	16,347	11,812	6,681
Henk Derksen(1)	27,031	11,812	13,363
Pam Avent	N/A	N/A	N/A
(1)Mr. Derksen’s MSUs were granted with four vesting tranches in connection with his hire, and his initial measurement period is reflective of his March 15, 2021 start date. Mr. Derksen’s unvested MSUs terminated effective September 30, 2023 in connection with his departure.

Long-Term Retention PSUs and RSUs
In FY21, we experienced retention issues related to the highly competitive talent market within which we compete, as a number of the core members of our executive team were recruited to work for other companies, which ultimately culminated in the departure of our then Chief Financial Officer. Such concerns led the Compensation Committee in February 2021 to approve an Executive Retention Plan, pursuant to which key executive officers, including our CEO, received long-term equity awards, 50% of which were performance-based and 50% of which were time based.
Our CEO received 50% of his performance-based awards in the form of performance-based stock units that vest based on the achievement of share-price targets (“Share Price PSUs”) and 50% in the form of performance-based stock units that vest based on Executive Leadership Development and Succession plan goals specific to him (“Executive Leadership PSUs”). 100% of the performance-based awards of the other key executive officers were in the form of Share Price PSUs.

No Vesting to Date
There have been no shares delivered to our CEO or to any of our NEOs under any of the Share Price PSU or RSU awards as the share price goal of $20 has not been achieved and the RSUs remain subject to a four-year “cliff” vesting requirement.
In FY23, our Board determined that our CEO achieved his Executive Leadership PSU goal, which included developing CEO success profile, which was approved by the Board, identifying internal candidates and benchmarking external candidates against the success profiles, making a detailed presentation to the Board of Directors covering the outcome of an internal and external assessment, and preparing individual development plans for internal candidates. However, our CEO’s Executive Leadership PSUs remain subject to his continuing to provide services through February 2025 at which time such PSUs will vest in full.
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Compensation Discussion and Analysis

CEO Retention Awards(1)(2)
(1)Reflects aggregate grant date fair value of PSUs and RSUs.
(2)Reflects realizable value of PSUs and RSUs, calculated by multiplying the number of outstanding RSUs held by our CEO by our closing stock price of $6.87 on June 28, 2024. The Share Price PSUs had a realizable value of $0 as of June 29, 2024 given that the stock price target has yet to be achieved.

Daskal New Hire Equity Grants

In connection with his hiring as our CFO, we granted Mr. Daskal new hire equity grants, which were composed of 50% RSUs and 50% MSUs. Mr. Daskal’s equity grants are intended to replace the estimated value of the outstanding equity awards that Mr. Daskal forfeited when he left his prior employer, as well as to drive our long-term performance and support retention. The RSUs and MSUs have a four-year total vesting period. Please see “New CFO Employment Agreement” above for more information.

Other Benefits

General Health, Welfare and Other Benefit Plans	Perquisites and Other Benefits

We believe that our executive officers should not operate under different standards than our other employees. Accordingly, our executive officers are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including our healthcare, insurance, and other welfare and employee benefit programs. We believe these benefits are consistent with benefits provided by our compensation peer group and help us to attract and retain high quality executive officers.

No executive perquisites or other personal benefits, outstanding loans of any kind or other special executive benefits were given to our executive officers in FY24. In general, VIAVI and the Compensation Committee do not provide perquisites or other personal benefits to our executive officers.

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Compensation Discussion and Analysis
Severance and Change of Control Benefits

Name of Plan	Material Features
Executive Change of Control Benefits Plan (Covers all NEOs except for our CEO)
▪“Double-trigger” provisions to preserve morale and productivity, encourage executive retention to maintain the stability of our business during a change of control and protect executive officers in the event of job loss.
▪A departing executive officer must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides comparable benefits offered by members of our compensation peer group, which helps us attract talented executive officers and maintain a consistent management team.

CEO Employment Agreement
▪Limited severance payments and benefits outside of a change in control and “double trigger” provision in the event of a change in control.
▪Our CEO must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides comparable benefits offered by members of our compensation peer group.

CFO Employment Agreement
▪Limited payments and severance benefits outside of a change in control and “double trigger” provision in the event of a change in control.
▪Our CFO must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides comparable benefits offered by members of our compensation peer group.

Equity Plan Awards
▪Consistent with the practice of many of our compensation peers and to encourage our executive officers and other employees to remain employed with us, all grants of RSUs and MSUs provide for full vesting upon death or disability, with MSUs vesting at the target performance level.
▪Limited pro-rata vesting of Retention RSUs in the event of an involuntary termination of employment outside of a change in control to reward prior service; all Executive Leadership PSUs and Share Price PSUs will terminate in such circumstances consistent with our pay for performance philosophy.
▪The Executive Leadership PSUs and Share Price PSUs provide that, in the event of a change in control in which the PSUs are assumed, the PSUs will convert to time-based awards and vest upon the end of the applicable four-year retention period, subject to any qualifying termination, to promote the stability and focused service of our CEO and other NEOs during a potentially uncertain time.

See the subsection titled “Potential Payments upon Termination of Employment or Change of Control” in the “Executive Compensation Tables” section below for more information regarding each of these plans or arrangements as well as our estimated potential payment obligations.

In September 2023, Mr. Derksen resigned as the Company’s Executive Vice President and Chief Financial Officer and did not receive any severance benefits in connection with his departure and all his unvested and outstanding equity awards terminated without consideration.

FY25 Executive Compensation

Base Salary

For FY25, in light of company performance, the Compensation Committee did not increase the base salaries of our CEO, CFO or Mr. McNab. Mr. Scrivanich received an increase from $400,000 to $410,000 and Mr. Staley received an increase from $420,000 to $435,000, based on market competitiveness, individual performance and internal equity considerations.

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Compensation Discussion and Analysis
Annual Cash Incentive Awards
In FY25, the Compensation Committee increased the weighting of the revenue goal from 50% to 60% for each of the Corporate VPP, NSE VPP and OSP VPP plans and from 40% to 50% for the NSE Sales VPP. These changes were made to incentivize participating executives to drive revenue and strategic growth.

Our CEO’s Executive VPP once again was approved with an ESG modifier, which included goals related to employee engagement and succession planning, greenhouse gas emissions, employee safety practices and training, and advancing VIAVI’s cybersecurity capabilities.

No changes were made to the target annual cash incentive award opportunities of our NEOs for FY25.

Long-Term Incentive Compensation

For FY25, our CEO’s equity mix will shift from 50% MSUs and 50% RSUs to 60% MSUs and 40% RSUs. The Board made this change in light of the Company’s financial results in FY24 and to increase the emphasis on our long-term performance and increasing our shareholder value overtime.

None of our NEOs received increases in their initial target dollar value in FY25.
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Compensation Discussion and Analysis
Other Important Compensation Practices

Policy	Considerations	Material Features
Anti-Hedging Policy	▪Hedging insulates executive officers from stock price movement and reduces alignment with stockholders.
▪Pursuant to our Insider Trading Policy, all Board members, employees (including executive officers), contractors, and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties are prohibited from engaging in the following types of hedging transactions involving our common stock: (i) short sales, (ii) transactions involving publicly traded options, including put options, call options, and other derivative securities, and (iii) hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Anti-Pledging Policy	▪Pledging raises potential risks to stockholder value, particularly if the pledge is significant.
▪Our Insider Trading Policy prohibits Board members, employees (including executive officers), contractors and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties from holding our securities in margin accounts or pledging securities.

Equity Grant Timing Policy	▪Equity award grants should not be timed to take advantage of the release of material nonpublic information.
▪Our executive officers are generally granted equity awards, which include a mix of RSUs and MSUs as described above, at the beginning of each fiscal year at a Compensation Committee meeting that is typically scheduled more than a year in advance.
▪New-hire, retention, promotional, or as otherwise necessary equity awards for executive officers are generally granted on the 28th day of the second month of the quarter.
▪We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor do we time the grant of equity awards to our share price or factors, which may affect our future share price.

Burn Rate Policy	▪Dilution to our existing stockholders should be closely managed.
▪The Compensation Committee approves an annual gross equity budget at the beginning of the fiscal year to achieve a gross burn rate that approximates the average burn rate for peer group companies and the telecommunications industry more generally.
▪Our gross burn rate was ~1.8%(1) for FY24.

Stock Ownership Policy	▪Stock ownership among our executive officers and non-employee members of the Board encourages incentive alignment with stockholders.
▪We maintain robust formal stock ownership requirements for our executive officers and the non-employee members of the Board, as described in “Stock Ownership Guidelines” below. Under our stock ownership policy, the Board has the discretion to determine how to address any non-compliance with the policy on a case-by- case basis.

Clawback Policy	▪We should be able to recoup compensation in the event of a restatement, a non-restatement related miscalculation, or misconduct of any Section 16 officers.
▪We maintain a Compensation Recovery Policy, which applies to all executive vice presidents and above, which provides for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers as required by SEC and Nasdaq rules. Our Compensation Recovery Policy also allows our Compensation Committee to recover all forms of cash and equity incentive compensation, whether time-based or performance-based in the event of a non-restatement related miscalculation or in the event that a covered person has engaged in misconduct or was aware of or willfully blind to misconduct that occurred in an area over which the covered person had supervisory authority.

(1)Gross Burn Rate is calculated as (a) the number of new RSU stock awards granted under the 2003 Plan plus the number of PSU awards earned in the fiscal year, divided by (b) the weighted average common shares outstanding of the Company at the end of the fiscal year.

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Compensation Discussion and Analysis
Our Compensation Decision-Making Process

ROLE OF COMPENSATION COMMITTEE AND BOARD
▪The Compensation Committee is responsible for determining the compensation of our executive officers (other than our CEO) and making recommendations to the Board regarding the compensation of our CEO and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, compliance rules and best practices, and the composition of our compensation peer group for pay comparisons.
▪The Board determines the compensation of our CEO based on the recommendations of the Compensation Committee.

ROLE OF COMPENSATION COMMITTEE CONSULTANT
▪The Compensation Committee directly retained the services of Compensia, Inc. (“Compensia”) as its compensation consultant for FY24.
▪The Compensation Committee conducts an annual assessment of its consultant’s performance and independence and, based on its assessment, determines whether to re-appoint its consultant each year.
▪In FY24, the Compensation Committee assessed the independence of Compensia pursuant to the Nasdaq Listing Standards and SEC rules and concluded that Compensia is independent and that no conflict of interest has arisen or will arise that would prevent Compensia from serving as an independent consultant to the Compensation Committee.
▪In FY24, the services provided by Compensia included:
◦Assisting in the selection of our compensation peer group companies
◦Collecting and analyzing compensation market data drawn from companies that the Compensation Committee selected as a “peer group” of technology companies, as well as a broader set of competitive market data based on the AON/Radford Global Technology Survey;
◦Assisting the Compensation Committee in interpreting and understanding the compensation market data;
◦Updating the Compensation Committee on recent corporate governance trends and regulatory updates;
◦Advising on the reasonableness of our NEO and senior management’s compensation levels and programs;
◦Assisting in the review of non-employee Director compensation, including providing compensation market data;
◦Assisting in the review of the compensation disclosure in our proxy statement;
◦Assessing a detailed analysis of our cash and equity compensation plans conducted by the Company to provide an independent view of the risks associated with our compensation programs, including those for our NEOs and any other employees; and
◦Attending Compensation Committee meetings, including meeting with the Compensation Committee in private sessions, without any members of senior management present.

ROLE OF MANAGEMENT
▪The Compensation Committee discusses NEO performance assessments and compensation targets with our Board chair and our Senior Vice President, Human Resources.
▪To assess our CEO’s performance, the Compensation Committee oversees a comprehensive assessment process including feedback from the Board and members of senior management and is facilitated by our Senior Vice President, Human Resources.
▪We also have an executive compensation team that provides background on company budgetary constraints and internal pay comparisons to help the Compensation Committee understand Compensia’s recommendations in those contexts. NEOs are not present for Compensation Committee decisions related to their individual compensation.

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Compensation Discussion and Analysis
Compensation Peer Group Comparisons
The Compensation Committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in the Compensation Committee’s pay decisions, which also take into account individual performance, an NEO’s level of experience and responsibilities, internal pay equity, our compensation budget, historical compensation levels, and other factors that are deemed to be important based on the Compensation Committee’s business judgment.
At the time of the selection in February 2023, the Compensation Committee selected peer group companies for FY24 with an emphasis on companies that (1) were U.S.-based business or labor market competitors in the network test/ communications equipment, technology or hardware industries; (2) generated annual revenues between approximately 0.4 and 2.5 times VIAVI’s last four quarters’ revenue of $1.28 billion; and (3) had a market capitalization between approximately 0.25 and 4.0 times the mid-market capitalization range of $1.0 billion to $10.0 billion.

FY24 Peer Group
3D Systems Corporation	National Instruments Corporation
Ciena Corporation	NETGEAR, Inc.
Cirrus Logic, Inc.	NetScout Systems, Inc.
Coherent	OSI Systems, Inc.
Commvault Systems, Inc.	Silicon Laboratories Inc.
Extreme Networks, Inc.	SunPower Corporation
F5, Inc.	Synaptics Incorporated
Infinera Corporation	Ubiquiti Inc.
Knowles Corporation	Viasat, Inc.
Lumentum Holdings Inc.	Wolfspeed, Inc. (formerly Cree, Inc.)
MKS Instruments, Inc.
In determining our compensation peer group for FY24, Plantronics Corporation was removed from our FY24 peer group due to its acquisition. Ciena Corporation remains as one of our FY24 peer group because management believes it is a good business fit with respect to industry. II-VI changed its name to Coherent following its acquisition of Coherent, Inc. and remains in our FY24 peer group for data continuity.
Section 162(m)
While Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) places a limit of $1.0 million dollars on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the right to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executive officers.
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Compensation Discussion and Analysis
Stock Ownership Guidelines
We maintain stock ownership guidelines, which require individuals employed in specified positions to own certain levels of our common stock to align their interests with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making. Under our current stock ownership guidelines, each of our executive officers and non-employee members of the Board is required to maintain ownership of our common stock as summarized in the table below.

Category	Ownership Requirement	Deadline for Compliance
Non-Employee Directors	3x annual cash retainer	5th anniversary of election to the Board
Chief Executive Officer	3x annual base salary	5th anniversary of hire or promotion date
Executive Officers (excluding CEO)	1x annual base salary	5th anniversary of hire or promotion date
As of September 18, 2024, our CEO, CFO and all of our NEOs with the exception of Paul McNab have either satisfied their stock ownership requirement or have time remaining to satisfy the requirement. Mr. McNab’s stock ownership declined due to distributions that were made pursuant to a marital settlement agreement. The Compensation Committee continues to monitor Mr. McNab’s ownership in light of stock market price and other considerations.
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Compensation Risk Assessment
The Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value creation and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Compensation Committee conducted an annual assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
▪Our compensation philosophy;
▪Comparative compensation at peer group companies;
▪Our core compensation element mix; and
▪The terms and payments under our cash and equity incentive plans.
As part of that review, management performed a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies, if necessary.

Risk Assessment Factors
The Compensation Committee considered the following, among other factors, when determining the level of risk:
Pay Mix and Base Salary
▪Target annual cash incentive award opportunities are not over weighted.
▪Mix of cash and equity compensation is aligned with market.
▪Compensation is balanced, with potential for increased rewards based on company performance.
▪Use of MSUs provides performance alignment with stockholders.

Base Salary	▪Non-executive base salaries are targeted within market range. ◦Exceptions are managed via approval process. ◦Executive base salaries are based on market data and competitive factors.
Executive Annual Cash Incentive Award
▪Different plans for top executives, sales employees and all other employees to develop goals that optimize the incentive to each population.
▪Sliding scale of payouts from threshold up to maximum to avoid binary outcomes.
▪Multiple performance metrics that are aligned to business strategy to focus executives on the appropriate actions.
▪Semi-annual performance targets address forecasting issues with longer (annual) time periods.
▪Combination of organization, business group and individual goals can incentivize and reward employees for both group and personal performance.

Cash and equity incentive awards
▪Review of sales contracts by employees not dependent on commissions and review of calculation of commissions of employees that do not report to the sales department.
▪Two review groups to ensure proper functioning of the sales incentive program.
▪Clear documentation to help ensure the uniform treatment of all sales employees and assist in compliance with the plan.

Equity Incentive Awards
▪Equity awards, including the use of MSUs, promote alignment between executive and stockholder interests.
▪Equity awards are generally within the market norms and the Compensation Committee closely reviews any exceptions.
▪Mix of spending between NEOs and the general employee population within market norms.

Stock Ownership Guidelines and Trading Policies	▪Three-year vesting helps to provide greater retention value. ▪Stock ownership requirements are aligned with market and best practice.
Clawback Policy	▪Clawback Policy that applies to cash incentive payments and equity compensation awards provided to Section 16 officers under any applicable equity incentive plan.
Severance and Benefits	▪Benefit levels and severance triggers are consistent with market practice and do not include any poor pay practices.
Based upon this assessment, the Compensation Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.
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Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during FY24 were Keith Barnes (Chair), Richard E. Belluzzo and Douglas Gilstrap, each of whom served for all of FY24. No member of the Compensation Committee other than Mr. Belluzzo was at any time during FY24 or at any other time an officer or employee of the Company, and no member of the Compensation Committee had any relationship with the Company, requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. Mr. Belluzzo served as the Company's interim Chief Executive Officer from August 2015 through February 2016 but remains independent under applicable Nasdaq listing standards. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during FY24.
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Compensation Committee Report
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Keith Barnes (Chair)
Richard E. Belluzzo
Douglas Gilstrap
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Executive Compensation and Other Information
Summary Compensation Table
The following table contains information concerning the compensation provided to our NEOs for fiscal years 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Oleg Khaykin President and Chief Executive Officer	2024	900,000	—	7,422,769	—	5,000	8,327,769
	2023	895,192	—	8,078,473	—	5,000	8,978,665
	2022	849,038	—	7,548,009	938,369	5,000	9,340,416

Ilan Daskal Executive Vice President and Chief Financial Officer	2024	352,964	500,000	6,620,784	—	5,000	7,478,748

Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	2024	450,000	—	864,288	—	81,350	1,395,638
	2023	447,116	—	940,638	—	—	1,387,754
	2022	435,000	—	916,527	388,337	—	1,739,864

Luke Scrivanich Senior Vice President and General Manager, Optical Security & Performance Products (OSP)	2024	400,000	—	915,134	—	5,000	1,320,134
	2023	398,077	—	995,962	19,362	5,000	1,418,401
	2022	383,769	—	970,448	257,847	5,000	1,617,064

Gary Staley Senior Vice President, Global Sales, Network Enablement and Service Enablement	2024	420,000	—	1,016,806	—	5,000	1,441,806
	2023	416,154	—	1,106,642	49,980	5,000	1,577,776
	2022	391,346	—	1,078,256	343,016	5,000	1,817,618

Henk Derksen Former Executive Vice President and Chief Financial Officer	2024	151,442	—	—	—	—	151,442
	2023	522,115	—	2,213,285	—	—	2,735,400
	2022	510,000	—	1,078,256	466,977	—	2,055,233

Pam Avent Interim Chief Financial Officer(5)	2024	377,633	70,000	157,785	—	5,000	610,418
(1)Mr. Daskal received a $500,000 signing bonus, with 50% paid on his first payroll date and 50% paid on the six-month anniversary of his start date, each subject to repayment, if, prior to the twelve-month anniversary of his start date, Mr. Daskal is terminated by the Company for cause or voluntarily terminates his employment with the Company. The signing bonus was paid in consideration of Mr. Daskal’s cash incentive opportunity that was forfeited from his prior employer. Ms. Avent received a $70,000 cash bonus upon the commencement of employment of our CFO.

(2)Amounts shown do not reflect compensation actually earned by the NEO. Instead, the amounts shown in this column represent (i) the grant date fair values of time-based RSUs issued pursuant to the 2003 Plan computed in accordance with ASC Topic 718 and (ii) the grant date fair values of MSUs (based on relative TSR) at the target level of performance. The grant date fair value for RSUs is calculated based on the closing market price of the Company’s common stock on the date of grant. The grant date fair value for MSUs is calculated based on a Monte-Carlo valuation of each award on the date of grant, determined under ASC Topic 718. The valuation assumptions used to calculate the fair value of MSUs for FY24 are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for FY24 filed with the SEC on August 16, 2024.

Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the MSUs (150% of target) granted to certain NEOs in FY24, FY23 and FY22, using the grant date fair value, is set forth in the table below.
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Executive Compensation and Other Information

Name	Fiscal Year	Maximum Possible Value of MSUs Using Grant Date Fair Value
Oleg Khaykin	2024	6,052,360
	2023	6,547,009
	2022	6,131,200
Ilan Daskal	2024	5,424,900
	2023	—
	2022	—
Paul McNab	2024	704,721
	2023	762,318
	2022	744,489
Luke Scrivanich	2024	746,180
	2023	807,154
	2022	788,289
Gary Staley	2024	829,081
	2023	896,852
	2022	875,860
Henk Derksen	2024	—
	2023	1,793,705
	2022	875,860
Pam Avent	2024	—
	2023	—
	2022	—

(3)While Mr. Khaykin, Mr. Daskal, Mr. Scrivanich and Mr. Staley were eligible to earn FY24 cash incentive award payments pursuant to the Executive VPP, each declined payments prior to the Compensation Committee determining their payouts in light of the Company’s overall financial performance. Mr. Derksen terminated his employment on September 30, 2023 and was not eligible to participate in the Executive VPP for FY24. Ms. Avent participated in the Employee VPP Shared Services Program and did not receive a VPP payout in FY24 as the targets were not achieved.

(4)The amounts in the “All Other Compensation” column for FY24 include 401(k) matching contributions by the Company in the amount of $5,000 for each NEO other than Mr. McNab and Mr. Derksen, who did not contribute to the Company's 401(k) plan in FY24 The amount in the “All Other Compensation” for column for FY24 for Mr. McNab includes a cash reimbursement in the amount of $81,350 for certain tax penalties he was required to pay due to the Company’s administrative error.

(5)Ms. Avent’s salary amount includes $60,923 additional compensation paid during the period she served as Interim CFO.
74  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
Grants of Plan-Based Awards Table
The following table provides information about equity and non-equity awards granted to the NEOs in FY24. Mr. Derksen terminated his employment on September 30, 2023 and, as a result, was not eligible to participate in the Executive VPP and did not receive any equity award grants during FY24.

GRANTS OF PLAN BASED AWARDS
				Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)		Grant Date Fair Value of Stock Awards(3) ($)
Oleg Khaykin	8/28/2023	8/16/2023	MSUs	—	—	—	—	331,818	497,727	—		4,034,907
	8/28/2023	8/16/2023	RSUs	—	—	—	—	—	—	331,818	(4)	3,387,862
			Cash	—	1,125,000	1,687,500	—	—	—	—		—
			Incentive	—	—	—	—	—	—	—		—
Ilan Daskal	11/28/2023	10/9/2023	MSUs	—	—	—	—	377,410	566,115	—		3,616,600
	11/28/2023	10/9/2023	RSUs	—	—	—	—	—	—	377,410	(4)	3,004,184
			Cash	—	570,000	855,000	—	—	—	—		—
			Incentive	—	—	—	—	—	—	—		—
Paul McNab	8/28/2023	8/16/2023	MSUs	—	—	—	—	38,636	57,954	—		469,814
	8/28/2023	8/16/2023	RSUs	—	—	—	—	—	—	38,636	(4)	394,474
			Cash	—	382,500	573,750	—	—	—	—		—
			Incentive	—	—	—	—	—	—	—		—
Luke Scrivanich	8/28/2023	8/16/2023	MSUs	—	—	—	—	40,909	61,364	—		497,453
	8/28/2023	8/16/2023	RSUs	—	—	—	—	—	—	40,909	(4)	417,681
			Cash	—	340,000	510,000	—	—	—	—		—
			Incentive	—	—	—	—	—	—	—		—
Gary Staley	8/28/2023	8/16/2023	MSUs	—	—	—	—	45,454	68,181	—		552,721
	8/28/2023	8/16/2023	RSUs	—	—	—	—	—	—	45,454	(4)	464,085
			Cash	—	357,000	678,300	—	—	—	—		—
			Incentive	—	—	—	—	—	—	—		—
Henk Derksen			MSUs	—	—	—	—	—	—	—		—
			RSUs	—	—	—	—	—	—	—		—
			Cash	—	—	—	—	—	—	—		—
			Incentive	—	—	—	—	—	—	—		—
Pam Avent	8/28/2023	8/16/2023	MSUs	—	—	—	—	—	—	—		—
	8/28/2023	8/16/2023	RSUs	—	—	—	—	—	—	15,454	(4)	157,785
			Cash	—	126,684	190,026	—	—	—	—		—
			Incentive	—	—	—	—	—	—	—		—
(1)These columns show the potential cash value range of the payout for each NEO under the Executive VPP. The amounts actually earned by each NEO in FY24 are summarized in the Summary Compensation Table above. Mr. Derksen terminated his employment on September 30, 2023 and was not eligible to participate in the Executive VPP. Please see the section entitled "Annual Cash Incentive Awards” in the CD&A above for more information.
(2)These columns show the estimated share vesting range for each NEO’s MSU awards, which could range from 0% to150%. MSUs vest in three annual tranches based upon (i) the Company’s TSR relative to the performance of the companies of the Nasdaq Telecommunications Index with three overlapping performance periods of one, two, and three years and (ii) the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” Please see the section entitled "Long-Term Incentive Compensation” in the CD&A above for more information.
(3)Except as otherwise noted, the amounts shown in this column are the grant date fair values in the period presented as determined pursuant to stock-based compensation accounting rule ASC Topic 718. Please see footnote (2) to the Summary Compensation Table for more information regarding the assumption used to calculate these amounts.
(4)Represents time-based RSUs that vest annually over three years, with 1/3 vesting on each one-year anniversary of the date of grant, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
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Executive Compensation and Other Information
Outstanding Equity Awards at Fiscal Year-End

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END OPTION AWARDS							STOCK AWARDS

									Equity Incentive Plan Awards:		Equity Incentive Plan Awards:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Oleg Khaykin	2/28/2021					245,000	(3)	1,683,150
	2/28/2021					122,500	(4)	841,575
	8/28/2021					69,197	(2)	475,383
	8/28/2022					170,162	(2)	1,169,013
	8/28/2023					331,818	(2)	2,279,590
	2/28/2021								122,500	(6)	841,575
	8/28/2021								69,197	(5)	475,383
	8/28/2022								170,163	(5)	1,169,020
	8/28/2023								331,818	(5)	2,279,590
Ilan Daskal	11/28/2023					263,774	(7)	1,812,127
	11/28/2023					113,636	(2)	780,679
	11/28/2023								263,774	(8)	1,812,127
	11/28/2023								113,636	(5)	780,679
Paul McNab	2/28/2021					30,000	(3)	206,100
	8/28/2021					8,403	(2)	57,729
	8/28/2022					19,813	(2)	136,115
	8/28/2023					38,636	(2)	265,429
	2/28/2021								30,000	(6)	206,100
	8/28/2021								8,402	(5)	57,722
	8/28/2022								19,814	(5)	136,122
	8/28/2023								38,636	(5)	265,429
Luke Scrivanich	2/28/2021					30,000	(3)	206,100
	8/28/2021					8,897	(2)	61,122
	8/28/2022					20,978	(2)	144,119
	8/28/2023					40,909	(2)	281,045
	2/28/2021								30,000	(6)	206,100
	8/28/2021								8,896	(5)	61,116
	8/28/2022								20,979	(5)	144,126
	8/28/2023								40,909	(5)	281,045
Gary Staley	2/28/2021					37,500	(3)	257,625
	8/28/2021					9,885	(2)	67,910
	8/28/2022					23,310	(2)	160,140
	8/28/2023					45,454	(2)	312,269
	2/28/2021								37,500	(6)	257,625
	8/28/2021								9,885	(5)	67,910
	8/28/2022								23,310	(5)	160,140
	8/28/2023								45,454	(5)	312,269
Pam Avent	8/28/2021					4,350	(2)	29,885
	8/28/2022					9,324	(2)	64,056
	8/28/2023					15,454	(2)	106,169

(1)Amounts reflecting market value of RSUs, MSUs and PSUs are based on the price of $6.87 per share, which was the closing price of our common stock as reported on Nasdaq on June 28, 2024, the last trading day of FY24.

76  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
(2)Time-based RSUs with 1/3 of the units vesting on the first three anniversaries of the grant date, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(3)Time-based RSUs with 100% of the units vesting on the fourth-year anniversary of the grant date, contingent upon the NEO’s continuous service through the four years, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(4)Executive Leadership PSUs that were earned following the Board’s approval of the Executive Leadership Development and Succession plan, which included development of internal candidate(s), identification of external candidates, and consolidation of reporting structure under internal candidates. The Executive Leadership PSUs will vest and be released on the fourth anniversary of the grant date, contingent on the NEO’s continuous service through the four years, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control” (the “Executive Leadership PSU Time-Vesting Conditions”).
(5)MSU awards, which vest in three annual tranches based upon the Company’s TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, measured over one-year, two-year and three- year performance periods, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” With respect to MSUs granted during the 2021, 2022, and 2023 fiscal years, the number of MSUs disclosed in the table above were unvested as of the last day of FY24 and reflect vesting at 100% of the target amount, as the Company’s performance through the last day of FY24 did not exceed the target performance level for such MSUs. The actual number of shares that will vest ranges from 0% to 150% of the target amount for each vesting tranche, subject to completion of the applicable measurement period and certification by the Compensation Committee.
(6)Share-price PSUs that are earned when the average share price equals or exceeds $20 over a period of 90 consecutive calendar days; based on the daily closing share price, subject to certification by the Compensation Committee. 50% of the equity award will vest and be released at the time of achievement, contingent on the NEO’s continuous service through the vest date; 50% will vest and be released upon the earlier of the first anniversary of the achievement or at the end of the retention period, contingent on the NEO’s continuous service through the vest date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(7)Time-based RSUs, which vest in four equal annual tranches of the grant date, contingent upon the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(8)MSU awards, which vest in four annual tranches based upon the Company’s TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, measured over one-year, two-year, three-year and four-year performance periods, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” The number of MSUs disclosed in the table above were unvested as of the last day of FY24 and reflect vesting at 100% of the target amount, as the Company’s performance through the last day of FY24 did not exceed the target performance level for such MSUs. The actual number of shares that will vest ranges from 0% to 150% of the target amount for each vesting tranche, subject to completion of the applicable measurement period and certification by the Compensation Committee.

Option Exercises and Stock Vested
The following Option Exercises and Stock Vested Table provides additional information about the value realized by the NEOs due to the vesting of equity during FY24. CEO’s stock options were exercised in FY24.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Oleg Khaykin	249,421	4,012,874	488,024	4,655,687
Ilan Daskal	—	—	—	—
Paul McNab	—	—	57,145	545,152
Luke Scrivanich	—	—	60,595	578,057
Gary Staley	—	—	68,933	657,466
Henk Derksen	—	—	58,371	562,484
Pam Avent	—	—	17,720	173,750
(1)Represents the amounts realized based on the product of (a) the number of stock units vested and (b) the closing price of our common stock on Nasdaq on the vesting day (or, if the vesting day falls on a day on which our stock is not traded, the prior trading day).
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Executive Compensation and Other Information
Potential Payments Made Upon Termination or Change in Control
Change in Control Plan
The Company’s Change in Control Plan (the “Change in Control Plan”), which covers all NEOs (except for Mr. Khaykin), provides the following benefits if a termination is without Cause or is for Good Reason (each as defined in the Change in Control Plan) within the 12- month period beginning upon a Change in Control (as defined in the Change in Control Plan), subject to the execution of a general release of claims: (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance- based awards at 100% of the target achievement level), (b) a lump sum payment equal to either twelve months, eighteen months or twenty-four months base salary (depending on the executive level), and (c) a cash payment equal to 12 months of COBRA premiums for the NEO and his or her eligible dependents. The same benefits are payable if the NEO is terminated due to death or Disability (as defined in the Change in Control Plan) during the coverage period.

Khaykin Agreement
Pursuant to the terms of the Company’s agreement with Mr. Khaykin (the “Khaykin Agreement”), if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, and each, an “Involuntary Termination”), in addition to any accrued payments to which he is entitled, and provided that he signs a separation agreement and release of claims, Mr. Khaykin will receive the following severance benefits:
If an Involuntary Termination occurs within three months prior to, or one year after a Change in Control (as defined in the Employment Agreement), Mr. Khaykin will receive:
▪If the termination date occurs after the second anniversary of his hire date, a lump sum payment equal to 150% of his annual base salary plus 225% of his target annual cash incentive award.
▪Immediate vesting of all equity awards, except for Mr. Khaykin’s Executive Leadership PSUs, Share Price PSUs and Retention RSUs, which will be treated as described in the section entitled “Retention RSU, Executive Leadership PSU and Share Price PSU Vesting Provisions Upon Involuntary Termination” below, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.
If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change in
Control, or is a termination due to death or Disability (as defined in the Khaykin Agreement), Mr. Khaykin will receive:
▪A prorated portion of his target annual cash incentive award for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.
▪An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target annual cash incentive award.
▪Immediate vesting of all equity awards (excluding Mr. Khaykin’s Executive Leadership PSUs, Share Price PSUs and Retention RSUs, which will be treated as described in the section entitled “Retention RSU, Executive Leadership PSU and Share Price PSU Vesting Provisions Upon Involuntary Termination” below) to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.
Whether or not an Involuntary Termination occurs within one year after a Change in Control, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.
The Khaykin Agreement contains a “better after-tax” provision, which provides that if any of the payments to Mr. Khaykin constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to Mr. Khaykin, whichever results in him receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Daskal Agreement
Pursuant to the terms of the Company’s agreement with Mr. Daskal (the “Daskal Agreement”), if Mr. Daskal’s employment is involuntarily terminated other than within a period ending on the first anniversary of a Change of Control, he will receive a severance payment equal to 18-months base salary and will also be reimbursed for 18 months, the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company. Mr. Daskal participates in the Change in Control Plan as a Level 1 Participant (as defined in the Change in Control Plan). In addition, the Daskal Agreement specifies that the definition of “Good Reason” in the Change of Control Plan shall include for Mr. Daskal, a material reduction in duties, authority, reporting relationships or responsibilities, including not being the chief financial officer of a publicly reporting company after a Change of Control.
78  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
Executive Leadership PSU and Share Price PSU Vesting Provisions Upon Change in Control
The Executive Leadership PSUs and Share Price PSUs provide that, in the event of a change in control in which the PSUs are assumed, the PSUs will cease to be subject to any performance-based vesting conditions and 100% of the PSUs will vest upon the end of the applicable four-year retention period, subject to the NEO’s continuous active service through the vesting date.
Retention RSU, CEO PSU and Share Price PSU Vesting Provisions Upon Involuntary Termination
Notwithstanding anything to the contrary in any individual employment agreement, upon a termination without Cause or resignation for Good Reason (each as defined in the Change in Control Plan), in each case, outside of the 12-month period beginning upon a Change in Control (as defined in the Change in Control Plan), Retention RSUs will vest on a prorated basis, while Executive Leadership PSUs and Share Price PSUs will be forfeited.
Retention RSUs, Executive Leadership PSUs and Share Price PSUs are subject to the terms of the Change in Control Plan (as described above) upon a termination without Cause or resignation for Good Reason (each, as defined in the Change in Control Plan), in each case, within the 12- month period beginning upon a Change in Control (as defined in the Change in Control Plan).
RSU and PSU Vesting Provisions Upon Death and Disability
Consistent with the practice of many of our peers and to encourage our employees to remain employed with us through the date of the applicable vesting event, grants of RSUs, MSUs, Share Price PSUs and Executive Leadership PSUs, provide for full vesting upon separation from the Company due to death or Disability (as defined in the award agreements), with MSUs and PSUs vesting at target.
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Executive Compensation and Other Information
Potential Payments Upon Termination or Change in Control
The table below reflects the amount of compensation to be paid to each of the NEOs in the event of termination of such executive’s employment. The figures shown below assume that such termination was effective as of June 29, 2024 (and therefore use the closing price of our common stock on Nasdaq as of June 28, 2024, the last trading day of FY24, for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts that would be paid for the other NEOs can only be determined at the time of such executive’s separation from the Company.

Name	Benefit	Death or Disability($) (1)	Within 12 Months After a Change in Control($) (2)	Termination Not in Connection with a Change in Control ($) (3)
Oleg Khaykin	Cash Severance	3,037,500	3,881,250	3,037,500
	Equity Award Acceleration	11,214,279	11,214,279	9,694,552
	COBRA	—	42,665	42,665
Ilan Daskal	Cash Severance	—	1,140,000	855,000
	Equity Award Acceleration	5,185,613	5,185,613	—
	COBRA	—	20,780	31,170
Paul McNab	Cash Severance	—	900,000	—
	Equity Award Acceleration	1,330,746	1,330,746	—
	COBRA	—	31,956	—
Luke Scrivanich	Cash Severance	—	800,000	—
	Equity Award Acceleration	1,384,772	1,384,773	—
	COBRA	—	19,841	—
Gary Staley	Cash Severance	—	630,000	—
	Equity Award Acceleration	1,595,887	1,595,888	—
	COBRA	—	31,956	—
Pam Avent	Cash Severance	—	316,710	—
	Equity Award Acceleration	200,109	200,109	—
	COBRA	—	12,338	—
(1)Amounts in this column reflect the value of unvested securities as of the last day of FY24 that would accelerate and vest upon a separation from the Company due to death or Disability, pursuant to the terms of the NEO’s RSU, MSU, Share Price PSU and Executive Leadership PSU award agreement(s). In addition, Mr. Khaykin is entitled to cash severance benefits upon a death or Disability, pursuant to the Khaykin Agreement, which benefits are also reflected in this column.
(2)Amounts in this column reflect the value of severance benefits under the Change in Control Plan and the Khaykin Agreement. Severance benefits for Mr. Khaykin are also payable if he is terminated without Cause or resigns for Good Reason within three months prior to a Change in Control, which are the same benefits that he is entitled to receive if he experiences a qualifying termination within 12 months after a Change in Control. These amounts do not reflect the impact of any “better after-tax” provision.
(3)Amounts in this column reflect the value of severance benefits under (i) the Khaykin Agreement and (ii) the Daskal Agreement.

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Executive Compensation and Other Information
CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Oleg Khaykin, our CEO. The following paragraphs describe our methodology and the resulting CEO Pay Ratio.

For FY24, the median annual total compensation of all our employees (other than our CEO) was $88,179. The annual total compensation of our CEO was $8,327,769. Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all our employees was approximately 94 to 1.
We identified the “median employee” using the following methodology and material assumptions, adjustments, and estimates (consistent with applicable SEC rules):
▪We selected June 29, 2024 (the last day of FY24), as the date upon which we would identify the “median employee.”
▪As of this date, our employee population consisted of approximately 3,673 individuals.

After excluding 181 employees (representing less than 5% of our total number of employees), we identified our median employee from a group of approximately 3,492 employees globally.

Countries	# of Employees	% of Employees
Netherlands	1	0.03%
Norway	1	0.03%
Denmark	1	0.03%
Poland	2	0.05%
Switzerland	2	0.05%
Austria	3	0.08%
Georgia	4	0.11%
Hong Kong	6	0.16%
United Arab Emirates	6	0.16%
Australia	8	0.22%
Finland	9	0.25%
Taiwan	11	0.30%
Sweden	11	0.30%
Spain	25	0.68%
Ireland	29	0.79%
Italy	31	0.84%
Brazil	31	0.84%
Total Employees Excluded	181	4.92%
▪For purposes of determining our median employee, we excluded employees in certain countries that, in total, resulted in the exclusion of approximately 181 employees (the “De Minimis Exemption”). This exclusion represents less than 5% of our total number of employees as permitted under SEC rules.
▪We used base compensation earned in FY24 as our consistently applied compensation measure. In the case of foreign employees, base compensation also included “13th month pay” and any holiday allowance that was statutorily required to be paid as we view such compensation to be part of their base compensation.
▪Base compensation was annualized for all permanent employees who were hired after the fiscal year began, and all foreign currencies were converted to U.S. dollars using the applicable exchange rate as of June 29, 2024.
▪Once we identified the median employee, we calculated the elements of the median employee’s FY24 total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of
Regulation S-K.
We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
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Executive Compensation and Other Information
Pay Versus Performance
This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (PEO) and Non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.

Year(1) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (2)(3) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(4) (e)	Value of Initial Fixed $100 Investment Based On:(5)		Net Income(in millions) (h)	Consolidated Non-GAAP Operating Income (in millions)(6) (i)
					Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)
2024	$8,327,769	$(1,523,950)	$2,066,364	$687,143	$55	$93	$(25.8)	$115.0
2023	$8,978,665	$5,273,915	$1,779,833	$1,142,474	$91	$95	$25.5	$172.5
2022	$9,340,416	$2,475,672	$1,807,445	$812,945	$105	$93	$15.5	$286.8
2021	$16,868,008	$20,204,757	$2,690,648	$1,913,339	$140	$127	$67.5	$253.5
(1)The following table lists the PEO and Non-PEO NEOs for each of fiscal years 2021, 2022, 2023 and 2024.

	PEO	Non-PEO NEOs
2024	Oleg Khaykin	Ilan Daskal, Paul McNab, Luke Scrivanich, Gary Staley, Henk Derksen, and Pam Avent
2023	Oleg Khaykin	Henk Derksen, Paul McNab, Luke Scrivanich and Gary Staley
2022	Oleg Khaykin	Henk Derksen, Paul McNab, Luke Scrivanich and Gary Staley
2021	Oleg Khaykin	Amar Maletira, Paul McNab, Luke Scrivanich, Gary Staley, and Pam Avent
(2)The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation and Other Information – Summary Compensation Table” for additional information).
(3)The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Khaykin in accordance with the Pay Versus Performance Rules:

	Pension Plan Adjustments			Equity Award Adjustments
	Summary Compensation Table Total for PEO	Change in Pension Value	Pension Service Cost	Stock Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Compensation Actually Paid to PEO
2024	$8,327,769	N/A	N/A	$7,422,769	$3,842,452	($5,351,322)	-	$(920,080)	-	-	$(1,523,950)
(4)The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our Non-PEO NEOs in accordance with the Pay Versus Performance Rules.
82  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information

	Pension Plan Adjustments			Equity Award Adjustments
	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Change in Pension Value ($)	Pension Service Cost ($)	Stock Awards ($)	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)
2024	$2,066,364	N/A	N/A	$1,595,800	$1,059,689	($342,463)	-	$(85,163)	(415,485)	-	$687,143
(5)In accordance with the Pay Versus Performance Rules, the Company and the Company’s peer group total shareholder return (the “Peer Group TSR”) is determined based on the value of an initial fixed investment of $100 on June 27, 2020, through the end of the listed fiscal year. The Peer Group TSR set forth in this table was determined using the Nasdaq Telecommunication Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended June 29, 2024.
(6)We have determined that Consolidated Non-GAAP Operating Income (also referred to in our Compensation Discussion and Analysis as “Non-GAAP Operating Profit”) is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link “compensation actually paid” to our NEOs, for fiscal year 2024, to company performance (the “Company Selected Measure” as defined in the Pay Versus Performance Rules). Please refer to the section titled “Elements of FY24 Executive Compensation – Financial Metrics for FY24” for the definition of Non-GAAP Operating Income and to Annex A for a reconciliation of Non-GAAP Operating Income to GAAP Operating Income.
Financial Performance Measures
In accordance with the Pay Versus Performance Rules, the following table lists the three financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to our NEOs, for fiscal year 2024, to company performance, as further described in our Compensation Discussion and Analysis within the section titled “Elements of FY24 Executive Compensation – Financial Metrics for FY24” (see page 56).

Seven Most Important Performance Measures
Consolidated Non-GAAP Operating Income
Consolidated Revenue
OSP Revenue
OSP Non-GAAP Operating Income
NSE Revenue
NSE Non-GAAP Operating Income
Relative TSR
Relationship Between “Compensation Actually Paid” and Performance
In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to our NEOs aligns with the Company’s financial performance as measured by our TSR, our Peer Group TSR, our net income, and Non-GAAP Operating Income.
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Executive Compensation and Other Information
Compensation Actually Paid, Cumulative TSR of the Company and Cumulative TSR

CAP vs. Viavi and Index TSR
Compensation Actually Paid ($M)
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$(5.00)
TSR (Based on $100 Initial Investment)
$160
$140
$120
$100
$80
$60
$40
$20
$0
$20.20
$1.91
$2.48
$0.81
$5.27
$1.14
$(1.52)
$0.68
2021
2022
2023
2024
PEO CAP ($M)
Average NEO CAP ($M)
Viavi TSR
NASDAQ Telecommunications TSR

Compensation Actually Paid and Net Income

CAP vs. Viavi Net Income
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$(5.00)
Compensation Actually Paid ($M)
$80.0
$60.0
$40.0
$20.0
$0.0
$(20.0)
$(40.0)
Net Income ($M)
$20.20
$1.91
$2.48
$0.81
$5.27
$1.14
$(1.52)
$0.68
2021
2022
2023
2024
PEO CAP ($M)
Average NEO CAP ($M)
Viavi Net Income ($M)

84  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
Compensation Actually Paid and Non-GAAP Operating Income

CAP vs. Viavi Non-GAAP Operating Income
Compensation Actually Paid ($M)
Non-GAAP Operating Income ($M)
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$(5.00)
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$20.20
$1.91
$2.48
$0.81
$5.27
$1.14
$(1.52)
$0.68
2021
2022
2023
2024
PEO CAP ($M)
Average NEO CAP ($M)
Viavi Non-GAAP Operating Income ($M)

VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  85

Executive Compensation and Other Information
Equity Compensation Plans
The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of June 29, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	9,103,121	(2)	—	19,953,044	(3)
(1)Excludes outstanding RSUs, which have no exercise price.

(2)Represents shares of the Company’s Common Stock issuable upon the exercise of options outstanding and vesting and settlement of RSUs under the 2003 Plan and excludes purchase rights under our Employee Stock Purchase Plan (the “ESPP”). Excluding outstanding RSUs, which have no exercise price, as of June 29, 2024, there were no options to purchase shares under the 2003 Plan.

(3)Represents shares of the Company’s Common Stock authorized for future issuance under the 2003 Plan (under which 13,135,103 shares remained available for grant as of June 29, 2024) and the ESPP (under which 6,817,941 shares remained available for grant as of June 29, 2024, including shares subject to purchase during the current purchase period, which commenced on February 1, 2024 (the exact number of which will not be known until the purchase date on July 31, 2024)).
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 31, 2024, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each Director and nominee, (iii) the Company’s named executive officers, and (iv) all current Directors and executive officers as a group.
As of August 31, 2024, there were 222,888,652 shares of the Company’s common stock outstanding. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,”
which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise indicated, and subject to applicable community or marital property laws, each beneficial owner listed in the table below possesses sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Viavi Solutions Inc., 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286.
86  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

	Number of Shares Beneficially Owned
Name	Number	Percentage
5% or more Stockholders (1)
Entities affiliated with BlackRock, Inc. (2)	36,202,003	16.3%
The Vanguard Group (3)	28,739,930	12.9%
Entities affiliated with Wellington Management Group LLP (4)	16,563,670	7.5%

Directors and Executive Officers
Oleg Khaykin (5)	1,817,689	*
Ilan Daskal	—	*
Paul McNab (6)	76,330	*
Luke Scrivanich (7)	87,538	*
Gary Staley (8)	167,810	*
Richard E. Belluzzo (9)	240,647	*
Keith Barnes	167,480	*
Laura Black	92,149	*
Tor Braham	161,705	*
Donald Colvin	161,705	*
Douglas Gilstrap	15,418	*
Masood A. Jabbar (10)	243,514	*
Joanne Solomon	25,576	*
Henk Derksen	146,012	*
Pam Avent	9,109	*
All Current Directors and executive officers as a group (15 persons) (11)	3,398,266	1.52%
*Less than 1%.
(1)Based on information set forth in various Schedule 13 filings with the SEC current as of August 31, 2024 and the Company’s outstanding shares of common stock as of August 31, 2024.
(2)Based on information set forth in a Schedule 13G/A, as of December 31, 2023, filed with the SEC on January 22, 2024 by BlackRock, Inc. and certain of its subsidiaries (collectively, “BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 35,911,972 shares and the sole power to dispose of or to direct the disposition of 36,202,003 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)Based on information set forth in a Schedule 13G/A, as of December 29, 2023, filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). According to its Schedule 13G/A, Vanguard reported having the shared power to vote or direct the vote over 366,599 shares, the sole power to dispose of or to direct the disposition of 28,131,143 shares and the shared power to dispose of or to direct the disposition of 608,787 shares. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.
(4)Based on information set forth in a Schedule 13G/A, as of December 29, 2023, filed with the SEC on February 8, 2024 by Wellington Management Group LLP, jointly with Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington”). According to its Schedule 13G/A, Wellington Management Group LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP each reported having the shared power to vote or direct the vote over 13,533,710 shares. Wellington Management Group LLP and Wellington Investment Advisors Holdings LLP each reported having the shared power to dispose of or to direct the disposition of 16,563,670 shares and Wellington Management Company LLP reported having the shared power to dispose of or to direct the disposition of 15,822,265 shares. The address of the Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.
(5)Includes 264,884 market stock units which are vested and exercisable within 60 days of August 31, 2024.

(6)Includes 31,187 market stock units which are vested and exercisable within 60 days of August 31, 2024.
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Security Ownership of Certain Beneficial Owners and Management
(7)Includes 33,021 market stock units which are vested and exercisable within 60 days of August 31, 2024.
(8)Includes 36,691 market stock units which are vested and exercisable within 60 days of August 31, 2024.
(9)Shares held in trust for the benefit of Mr. Belluzzo’s family, for which Mr. Belluzzo has sole voting and investment power.
(10)Shares held in trust for the benefit of Mr. Jabbar’s family, for which Mr. Jabbar has sole voting and investment power.
(11)Includes 417,149 market stock units which are vested and exercisable within 60 days of August 31, 2024.
Certain Relationships and Related Person Transactions
Review and Approval of Related Person Transactions
We review all relationships and transactions in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all Directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This review and approval process is evidenced in the minutes of the Audit Committee meetings.
We have determined that there were no related person transactions since the beginning of FY24 through the date of this Proxy Statement.
88  |   VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

Other Information
Note About Forward Looking Statements
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward- looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “committed “to”, “strive,” “believe,” “expect,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our financial and operational performance; our business, governance and ESG strategies and initiatives and related actions; changes to and expected benefits of our executive compensation program; expected use and enforcement of our compensation decisions; expected or future equity usage, burn rate or shares outstanding; and stockholder engagement. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
Websites Referenced in this Proxy Statement
The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.
Annual Report on Form 10-K and Annual Report to Stockholders
The Company will provide, without charge, to each person solicited a copy of the FY24 annual report, including financial statements and schedules filed therewith upon written request to the secretary, sent to:
Viavi Solutions Inc.
1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  89

General Information About the Annual Meeting

Why am I receiving these proxy materials?
The Board is furnishing these proxy materials to you in connection with the 2024 Annual Meeting. The 2024 Annual Meeting will be held on November 6, 2024 online via audio webcast, at 10:00 a.m., Mountain Time. You are invited to attend the 2024 Annual Meeting online and are entitled and requested to vote on the proposals outlined in this Proxy Statement.

Why is the 2024 Annual Meeting being held as a virtual, online meeting?
We believe hosting a virtual meeting enables increased stockholder attendance and participation since stockholders may participate from any location around the world, and lowers the cost to our stockholders, the Company and the environment, while mitigating health and safety risks to participants. We have designed the virtual 2024 Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Who can vote their shares and attend the 2024 Annual Meeting?
Stockholders as of the record date for the 2024 Annual Meeting, September 18, 2024, are entitled to vote their shares and attend the virtual 2024 Annual Meeting. At the close of business on the record date, there were 221,697,257 shares of VIAVI common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on September 18, 2024, your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy, and you do not need to register to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If on September 18, 2024, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not attend or vote your shares at the meeting unless you (i) request and obtain a legal proxy giving you the right to vote the shares at the meeting from the organization that holds your shares and (ii) register to attend the 2024 Annual Meeting. Please see “How do I register to attend the virtual 2024 Annual Meeting?” below for information on how to register to attend the 2024 Annual Meeting.

How do I virtually attend the 2024 Annual Meeting?
We will host the 2024 Annual Meeting live online via audio webcast. You may attend the 2024 Annual Meeting live online by visiting https://meetnow.global/MQ4CXF5. The webcast will start at 10:00 a.m. Mountain Time on November 6, 2024. If you are a stockholder of record, you will need to enter the control number included on your proxy card to enter the 2024 Annual Meeting online. If you are a beneficial owner and have registered in advance to participate in the 2024 Annual Meeting, you will need to enter the control number that you received from Computershare. Online check-in will begin at 9:30 a.m. Mountain Time on November 6, 2024, and you should allow ample time for the online check-in proceedings. If you experience any technical difficulties or have trouble accessing the virtual meeting, contact 1-888-724-2416 (toll-free) or +1 781-575-2748 (international) or review the instructions on the virtual meeting website.

How do I register to attend the virtual 2024 Annual Meeting?
If you are a stockholder of record, you do not need to register to attend the 2024 Annual Meeting. However, if you are the beneficial owner of your shares, you must register in advance to attend the 2024 Annual Meeting. To register to attend the virtual 2024 Annual Meeting online, you must obtain a legal proxy from your brokerage firm, bank or other nominee and submit proof of your legal proxy reflecting your holdings of our stock, along with your legal name and email address, to our virtual meeting provider, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) on November 1, 2024. You will receive a confirmation of your registration by email and a control number after we receive your registration materials. Requests for registration should be directed to the following:
•By email: Forward the email from your brokerage firm, bank or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com.
•By Regular Mail: Mail to Computershare, VIAVI Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006 unless this is an overnight request. Overnight requests via Courier Delivery: To Computershare, VIAVI Legal Proxy, 150 Royall Street, Suite 101, Canton, MA 02021.
90  |  VIAVI Solutions Inc.      |  FY 2024 Notice of Annual Meeting & Proxy Statement

General Information

How do I vote?
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card or your voting instruction card. To use an alternative voting procedure, follow the instructions on each proxy card or your voting instruction card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote before the 2024 Annual Meeting:
•by telephone or through the internet - to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or
•by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•You may also vote during the 2024 Annual Meeting through the internet.
If you want to vote by telephone before the meeting, your votes must be submitted by 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time), on November 5, 2024. If you want to vote through the internet, your votes can be submitted before and during the 2024 Annual Meeting. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote should you decide to attend the virtual 2024 Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee regarding how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote at the 2024 Annual Meeting, you must obtain a legal proxy from your nominee and register to attend the meeting. Please see “How do I register to attend the virtual 2024 Annual Meeting?” above for information on how to register to attend the 2024 Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your voting instruction card to ensure that your vote is counted.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by any of the methods listed below:
Georgeson LLC
1290 Avenue of the Americas
9th Floor
New York, NY 10104
Stockholders, Banks and Brokers Call: 1 (888) 867-6963

Will you make a list of the stockholders of record entitled to vote at the 2024 Annual Meeting available through electronic means?
We will make available an electronic list of stockholders of record as of the record date for inspection by stockholders from October 27, 2024 through November 5, 2024. To access the electronic list during this time, please send your request, along with proof of ownership, by email to investor.relations@viavisolutions.com. You will receive confirmation of your request and instructions on how to view the electronic list online.

Why did I receive the Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide stockholders with access to our proxy materials over the internet. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (the “Notice”), which was mailed on or about September 27, 2024 to our stockholders as of the record date, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. We encourage stockholders to take advantage of the availability of our proxy materials via the internet to help reduce the environmental impact of our annual meetings.

How do I obtain electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:
•View our proxy materials for the 2024 Annual Meeting on the internet; and
•Instruct us to send our future proxy materials to you electronically by e-mail.
Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

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General Information

What if I prefer to receive paper copies of the materials?
If you would prefer to continue receiving paper copies of proxy materials, please mark the “Paper Copies” box on your proxy card (or provide this information when you vote telephonically or via the internet). The Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice, requests a paper copy. Accordingly, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future.
Additionally, you may request a paper copy of the materials by (i) calling 1-800-962-4284 or 781-575-3120 for international callers; (ii) sending an e-mail to investorvote@computershare.com; or (iii) logging onto https://www.computershare.com/investor. There is no charge to receive the materials by mail. If requesting material by e-mail, please include the “Control Number” (located on the front page of the Notice).

What is included in the proxy materials?
The proxy materials include the notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the year ended June 29, 2024, as filed with the SEC on August 16, 2024 (the “Annual Report”). These materials were first made available to you via the internet on or about September 27, 2024. Our principal executive offices are located at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286, and our telephone number is (408) 404-3600. We maintain a website at www.viavisolutions.com. The information on our website is not a part of this Proxy Statement.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. Householding means that only one copy of the Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials will be sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s Investor Relations Department at 408-404-6305 or 1445 South Spectrum Blvd., Suite 102, Chandler, AZ 85286, Attention: Investor Relations, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

What if I return a proxy card but do not make specific choices?
When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the 2024 Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described below. If any matters not described in this Proxy Statement are properly presented at the 2024 Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the 2024 Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I change my vote or revoke my proxy after submitting my proxy?”

What constitutes a quorum?
The presence at the 2024 Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date will constitute a quorum permitting the 2024 Annual Meeting to conduct its business.

What proposals will be voted on, the Board of Director’s recommendations, and the applicable voting standards?
The chart below describes the proposals to be considered at the 2024 Annual Meeting, the Board's recommendation with respect to each proposal, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. In addition, stockholders will consider such other business as may properly come before the 2024 Annual Meeting and any adjournment or postponement thereof. All shares of our common stock represented by valid proxies
92  |  VIAVI Solutions Inc.      |  FY 2024 Notice of Annual Meeting & Proxy Statement

General Information
will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of our common stock will be voted in accordance with the recommendations of the Board as described in the chart below.

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions*	Effect of Broker Non-Votes*
1. Election of directors	For, against, or abstain on each nominee	“FOR” EACH OF THE NOMINEES	Majority of votes cast**	No effect	No effect
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for FY25	For, against, or abstain	“FOR”	Majority of shares present or represented by proxy and entitled to vote***	Vote against	No effect
3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers for FY24, as set forth in the Proxy Statement	For, against, or abstain	“FOR”	Majority of shares present or represented by proxy and entitled to vote***	Vote against	No effect
*Effect of Abstentions and Broker Non-Votes: Under Delaware law, an abstaining vote and a broker non- vote are counted as present and are included for purposes of determining whether a quorum is present at the 2024 Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Where a matter is not considered routine, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. None of the matters to be voted on at the 2024 Annual Meeting are considered routine, except for the ratification of the Company’s independent auditors.
**Majority of votes cast standard: Each Director must be elected by the affirmative vote of a majority of the shares of our common stock cast with respect to such Director by the shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast for a Director must exceed the number of votes cast against that Director.
***Majority of shares present or represented by proxy and entitled to vote standard: Approval of a proposal under this standard requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the 2024 Annual Meeting

Who will tabulate the votes?
A representative of our transfer agent, Computershare will tabulate the votes and act as inspector of election.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.

Can I change my vote or revoke my proxy after submitting my proxy?
You may revoke your proxy at any time before the final vote deadline of 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on November 5, 2024. You may do so by one of the following ways:
•submitting another proxy card bearing a later date;
•sending a written notice of revocation to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286; or
•submitting new voting instructions via telephone or the internet.
VIAVI Solutions Inc.      |  FY 2024 Notice of Annual Meeting & Proxy Statement    |   93

General Information
For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the 2024 Annual Meeting and voting in person.

Who is paying for this proxy solicitation?
This solicitation is made by the Company. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of our common stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of Georgeson LLC. as its proxy solicitor for this year for a fee of approximately $12,500 plus reasonable out-of- pocket costs and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?
The Company will announce the preliminary results at the 2024 Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days after the 2024 Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 404-6305.

When are stockholder proposals that are not intended to be included in the Company’s proxy statement and director nominations due for next year’s annual meeting?

To be considered properly brought before an annual meeting, stockholders wishing to bring proposals that are not intended to be included in the Company’s proxy statement or nominate candidates for director positions must have given timely notice in writing to the Company’s Secretary. To be timely for the 2025 Annual Meeting, a stockholder’s notice must be both (i) delivered to or mailed and received by the Company at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286 and (ii) emailed to investor.relations@viavisolutions.com not later than 5 p.m. Eastern Time (ET) on the 90th day nor earlier than 5 p.m. ET on the 120th day prior to the first anniversary of the date of the 2024 Annual Meeting. Therefore, to be timely for the 2025 Annual Meeting, the Secretary must receive the written notice no earlier than 5 p.m. ET on July 9, 2025 and no later than 5 p.m. ET on August 8, 2025. Our Bylaws contain different notice date requirements in the event that we hold the 2025 Annual Meeting more than 30 days prior to, or more than 60 days after, the first anniversary of the 2024 Annual Meeting.

Our Bylaws specify the requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to bring any item before an annual meeting or nominate a candidate for a director position review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. We will not entertain any proposals or director nominations at the 2025 Annual Meeting that do not meet the requirements set forth in the Company’s Bylaws.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the requirements of Rule 14a-19.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

When are stockholder proposals that are intended to be included in the Company’s proxy statement due for next year’s annual meeting?
Proposals that a stockholder intends to present at the 2025 Annual Meeting and wishes to be considered for inclusion in the Company’s Proxy Statement for the 2025 Annual Meeting must be received by the Company at its principal executive offices not less than 120 days prior to the anniversary date the Proxy Statement for the 2024 Annual Meeting was made available to stockholders. Therefore, for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2025 Annual Meeting, the Secretary must receive the written proposal no later than May 30, 2025. If we change the date of the 2025 Annual Meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company- sponsored proxy materials.
94  |  VIAVI Solutions Inc.      |  FY 2024 Notice of Annual Meeting & Proxy Statement

APPENDIX A - GAAP to Non-GAAP Reconciliations
The Company provides non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP EPS financial measures as supplemental information regarding the Company’s operational performance. The Company uses the measures disclosed in this Proxy Statement to evaluate the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance, which the Company believes represent its performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from core operating performance items such as those relating to certain purchase price accounting adjustments, amortization of acquisition-related intangibles, stock-based compensation, legal settlements, restructuring, changes in fair value of contingent consideration liabilities and certain investing expenses and other activities that management believes are not reflective of such ordinary, ongoing and core operating activities.
The Company believes providing this additional information allows investors to see Company results through the eyes of management. The Company further believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP adjustments described in this Proxy Statement are excluded by the Company from its GAAP financial measures because the Company believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance. The non-GAAP adjustments are outlined below.
Cost of revenues, costs of research and development and costs of selling, general and administrative: The Company’s GAAP presentation of operating expenses may include (i) additional depreciation and amortization from changes in estimated useful life and the write-down of certain property, equipment and intangibles that have been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as severance, retention bonuses and employee relocation costs related to formal restructuring plans, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation, (v) amortization expense related to acquired intangibles, (vi) changes in fair value of contingent consideration liabilities and (vii) other charges unrelated to our core operating performance comprised mainly of acquisition related transaction costs, integration costs related to acquired entities, litigation and legal settlements and other costs and contingencies unrelated to current and future operations, including transformational initiatives such as the implementation of simplified automated processes, site consolidations, and reorganizations. The Company excludes these items in calculating non-GAAP operating margin, non-GAAP net income and non-GAAP EPS.
Non-cash interest expense and other expense: The Company excludes certain investing expenses and non-cash activities that management believes are not reflective of such ordinary, ongoing and core operating activities, in calculating non-GAAP net income and non-GAAP EPS.
Income tax expense or benefit: The Company excludes certain non-cash tax expense or benefit items, such as the utilization of net operating losses where valuation allowances were released, intra-period tax allocation benefit and the tax effect for amortization of non-tax deductible intangible assets, in calculating non-GAAP net income and non-GAAP EPS.
Non-GAAP financial measures are not in accordance with, preferable to, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income is operating income. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net income is net income. The GAAP measure most directly comparable to non-GAAP EPS is earnings per share. The Company believes these GAAP measures alone are not fully indicative of its core operating expenses and performance and that providing non-GAAP financial measures in conjunction with GAAP measures provides valuable supplemental information regarding the Company’s overall performance.

A-1  |  VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement

APPENDIX A - GAAP to Non-GAAP Reconciliations
A reconciliation of GAAP financial measures to Non-GAAP financial measures is provided below (in millions, except EPS amounts):

	Years Ended
	June 29, 2024		July 1, 2023
	Operating Income	Operating Margin	Operating Income	Operating Margin
GAAP measures	$20.8	2.1%	$82.4	7.4%
Stock-based compensation	49.4	4.9%	51.2	4.7%
Change in fair value of contingent liability	(9.5)	(1.0)%	(4.6)	(0.4%)
Other charges (benefits) unrelated to core operating performance(1)	20.6	2.1%	(1.9)	(0.2%)
Amortization of intangibles	20.1	2.0%	33.3	3.0%
Restructuring and related charges	13.6	1.4%	12.1	1.1%
Total related to Cost of Revenue and Operating Expenses	94.2	9.4%	90.1	8.2%
Non-GAAP measures	$115.0	11.5%	$172.5	15.6%

	Years Ended
	June 29, 2024		July 1, 2023
	Net (Loss) Income	Diluted EPS	Net Income	Diluted EPS
GAAP measures	$(25.8)	$(0.12)	$25.5	$0.11
Items reconciling GAAP Net (Loss) Income and EPS to Non-GAAP Net Income and EPS:
Stock-based compensation	49.4	0.22	51.2	0.23
Change in fair value of contingent liability	(9.5)	(0.04)	(4.6)	(0.02)
Other charges (benefits) unrelated to core operating performance(2)	14.3	0.07	(1.9)	(0.01)
Amortization of intangibles	20.1	0.09	33.3	0.15
Restructuring and related charges	13.6	0.06	12.1	0.05
Non-cash interest expense and other expense	4.9	0.02	3.9	0.02
Provision for income taxes	6.5	0.03	5.2	0.02
Total related to Net (Loss) Income and EPS	99.3	0.45	99.2	0.44
Non-GAAP measures	$73.5	$0.33	$124.7	$0.55
Shares used in per share calculation for Non-GAAP EPS		224.1		226.6
(1)For the year ended June 29, 2024, Other charges (benefits) unrelated to core operating performance consisted of $18.1 million of certain acquisition and integration related charges and $2.5 million of net losses primarily related to long-lived assets. For the year ended July 1, 2023, Other charges (benefits) unrelated to core operating performance consisted of a $6.7 million gain on litigation settlement, offset by $2.5 million of certain acquisition and integration related charges and $2.3 million of net losses primarily related to long-lived assets.
(2)For the year ended June 29, 2024, Other charges (benefits) unrelated to core operating performance consisted of $18.1 million of certain acquisition and integration related charges and $2.5 million of net losses primarily related to long-lived assets, offset by a net gain on litigation settlement of $6.3 million. For the year ended July 1, 2023, Other charges (benefits) unrelated to core operating performance consisted of a $6.7 million gain on litigation settlement, offset by $2.5 million of certain acquisition and integration related charges and $2.3 million of net losses primarily related to long-lived assets.
VIAVI Solutions Inc.  |  FY 2024 Notice of Annual Meeting & Proxy Statement  |  A-2

VIAVI VOTE

Your vote matters – here's how to vote!

2024 Annual Meeting Proxy Card

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard E. Belluzzo	☐	☐	☐	02 - Keith Barnes	☐	☐	☐	03 - Laura Black	☐	☐	☐
04 - Donald Colvin	☐	☐	☐	05 - Douglas Gilstrap	☐	☐	☐	06 - Masood A. Jabbar	☐	☐	☐
07 - Joanne Solomon	☐	☐	☐	08 - Oleg Khaykin	☐	☐	☐				

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

041PVC

01 - Richard E. Belluzzo 04 - Donald Colvin 07 - Joanne Solomon 02 - Keith Barnes 05 - Douglas Gilstrap 08 - Oleg Khaykin 03 - Laura Black 06 - Masood A. Jabbar For Against Abstain For Against Abstain For Against Abstain 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 041PVC + + Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.A 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as Viavi’s independent registered public accounting firm for fiscal year 2025 3. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers 1. Election of Directors: For Against Abstain q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/VIAV or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/VIAV Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/VIAV Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — November 6, 2024 Ilan Daskal, Kevin Siebert and Nandini Acharya, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if the undersigned attended the Annual Meeting of Shareholders of Viavi Solutions Inc. to be held on November 6, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Viavi Solutions Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting ItemsC + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/VIAV The 2024 Annual Meeting of Shareholders of Viavi Solutions Inc. will be held on Wednesday, November 6, 2024, virtually via the Internet at https://meetnow.global/MQ4CXF5. Access begins at 9:30 a.m. Mountain Time. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.